                                                                EXHIBIT(4)(f)



Filed with Post-Effective Amendment No. 8 to this Registration Statement on Form N-4 on April 24, 1989.

                      [LOGO OF METROPOLITAN APPEARS HERE]


                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
                 One Madison Avenue--New York, New York 10010

________________________________________________________________________________
 Contractholder

           Trustee of the Metropolitan Group Annuity Contracts Trust

________________________________________________________________________________
  Group Annuity Contract No.             Issue Date
      8248-5                               August 1, 1984

________________________________________________________________________________

NOTICE: ANY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT THAT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND SPECIFIC DOLLAR AMOUNTS ARE NOT GUARANTEED. THE DOLLAR AMOUNTS OF SUCH PAYMENTS AND VALUES WILL INCREASE OR DECREASE, AS SET OUT IN THIS CONTRACT, DEPENDING UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

In Consideration of the payments Metropolitan receives under this Contract,

                      Metropolitan Life Insurance Company
                                ("Metropolitan")

Agrees to make payments, and to pay annuities bought, under this Contract in accordance with and subject to its terms.

Therefore, the Contractholder and Metropolitan execute this Contract in duplicate to take effect as of the Issue Date.


                                      Metropolitan Life Insurance Company

The Bank of New York, Trustee
By: _____________________________     /s/ John J. Creedon
                                          John J. Creedon
                                          President and Chief Executive Officer
      [SIGNATURE ILLEGIBLE]
---------------------------------     /s/ Harry P. Kamen
Signature                                 Harry P. Kamen
      Assistant Vice President             Senior Vice-President and Secretary
---------------------------------         ------------------------------
Title
      [SIGNATURE ILLEGIBLE]                      [SIGNATURE ILLEGIBLE]
---------------------------------     -----------------------------------------
Witness                               Registrar
      10/1/85                                         12/11/85
---------------------------------     -----------------------------------------
Date                                  Date
      New York, N.Y.                      New York, N.Y.
---------------------------------     -----------------------------------------
City and State                        City and State



          ALTHOUGH THE FIXED INTEREST ACCOUNT PORTION OF THIS CONTRACT IS PARTICIPATING, METROPOLITAN DOES NOT ANTICIPATE THAT THIS CONTRACT WILL BE ENTITLED TO ANY DIVIDEND. SEE SECTION A13.1.



IRC Section 457 Group Annuities
Separate Account E
Nonparticipating Annuities


Form G.2444B                                                           SPECIMEN

                                   CONTENTS

                      Section A - Fixed Interest Account

Section                                                                Page
-------                                                                ----
     Al.    Introduction.............................................   2

     A2.    Payments to Metropolitan.................................   3

     A3.    Maintenance of the Fixed Interest Account................   4

     A4.    Interest Credited to the Fixed Interest Account..........   4

     A5.    Participants' Fixed Interest Account Balances............   5

     A6.    Withdrawals from Participants' Fixed
                      Interest Account Balances......................   5

     A7.    Withdrawals from the Fixed Interest Account
                      to pay Administrative Charges..................   7

     A8.    Withdrawals from the Fixed Interest Account
                      to Purchase Annuities..........................   7

     A9.    Withdrawals from the Fixed Interest Account
                       to make Transfers to the Separate Account
                       or Payments to Employers or to Other Funding
                       Vehicles......................................   7

     A1O.   Withdrawals from the Fixed Interest Account
                      after a Participant Dies.......................   9

     A11.   Fixed Interest Account Early Withdrawal Charges..........   9

     A12.   Annuity Purchases........................................  11

     A13.   General Provisions.......................................  12

     A14.   Annuity Purchase Rates...................................  14



                             SECTION B - Separate Account

     B1.    Introduction.............................................  18

     B2.    Payments to Metropolitan.................................  20

     B3.    Maintenance of the Separate Account......................  21

     B4.    Valuation of Assets in Investment Divisions..............  22

     B5.    Metropolitan's Right to Make Changes.....................  22


Section                                                                Page
-------                                                                ----
     B6.    Participants' Separate Account Balances..................  23

     B7.    Withdrawals from Investment Divisions....................  24

     B8.    Withdrawals from the Separate Account to pay
                    Administrative Charges...........................  25

     B9.    Withdrawals from the Separate Account to Purchase
                    Annuities........................................  25

     B1O.   Withdrawals from the Investment Divisions
                    to make Transfers to the Fixed Interest Account
                    or to Other Investment Divisions or Payments to
                    Employers or to Other Funding Vehicles...........  25

     B11.   Withdrawals from the Separate Account after
                    a Participant Dies...............................  27

     B12.   Separate Account Early Withdrawal Charges................  27

     B13.   Annuity Purchases........................................  29

     B14.   General Provisions.......................................  30

     B15.   Annuity Purchase Rates...................................  32

            For the purposes of Sections A3.1, A3.4, A9.1, A9.3, A11.1, A11.2 and A11.3

            (a) "Participant I" means any Participant whose Employer's request to become an Employer under this Contract is dated prior to January 18, 1988.

            (b) "Participant II" means any Participant whose Employer's request to become an Employer under this Contract is dated on or after January 18, 1988.

Form G.2444B-4                       (2.1)
                              (January 18, 1988)

     A1.8 "Plan" means any plan which meets the requirements of Section 457 of the Code.

     A1.9 The meanings of an "Accumulation Unit", a "Valuation Period", the "Separate Account", and the "Investment Divisions" of the Separate Account are given in Section B1 of this Contract. These terms have the same meaning when used in this Section A.

Section A2. Payments to Metropolitan

     A2.1 Metropolitan will accept under this Contract for addition to the Fixed Interest Account each amount allocated to the Fixed Interest Account pursuant to Section A2.2 that may be contributed or transferred to this Contract under the Code. The Employer will identify the Participant on behalf of whom the payment is made.

            Payments to Metropolitan under this Contract are subject to the following conditions

            (a) Metropolitan has the right to refuse to accept any payment smaller than $25 or any payments that total more than $50,000 during any calendar month on account of a Participant. Metropolitan reserves the right to change this $25 minimum at any time.

            (b) Metropolitan has the right to refuse to accept any further payments on account of a Participant and to make payment to the Employer as if it had requested withdrawal of the Participant's entire Account Balance, if (i) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $800.

            (c) Metropolitan will accept no further payments under this Contract on account of any Participant who is not employed by an Employer.

            (d) Metropolitan has the right to refuse to accept any payments on account of a person unless the initial payment is received by Metropolitan within 190 days after the Employer has told Metropolitan that a payment would be made on such person's behalf.

            (e) Metropolitan will accept no payments under this Contract on account of any person until (i) Metropolitan has received the Employer's request that this Contract be utilized for that person; and (ii) Metropolitan has entered that person's name on its records under this Contract. Any amounts received by Metropolitan on account of a person before the last to occur of these conditions will not be accepted until both of these conditions have occurred.

Form G.2444B-3                       (3)
                                 (May 1, 1987)

     A2.2 The Employer will direct Metropolitan whether payments accepted under this Contract on the Participant's account are to be added to the Fixed interest Account. The direction will specify whether all, none, or a part (which must be given as a whole percentage) of such payments are to be added to the Fixed Interest Account. The Employer may change the allocation direction as to future payments with respect to a Participant by notice to Metropolitan. Such change will take effect within 7 business days after the notice is received by Metropolitan or, if later, on the date specified in the notice if such date is no more than 30 days after Metropolitan's receipt of the notice.

Section A3. Maintenance of the Fixed Interest Account

     A3.1 Metropolitan will establish subparts in the Fixed Interest Account as follows

            (a) for a Participant I, Metropolitan will continue to establish a subpart in the Fixed Interest Account as of the first day of each calendar quarter. The subpart established as of the Issue Date was designated subpart 1 and the subparts established thereafter will continue to be numbered consecutively.

            (b) for a Participant II, Metropolitan will establish a subpart in the Fixed Interest Account as of January 18, 1988, and periodically thereafter. The subpart established as of January 18, 1988 will be designated subpart 1A and the subparts established thereafter will be numbered consecutively.

     A3.2 Before the establishment of each subpart Metropolitan will specify the Maturity Date of such subpart. The Maturity Date will be December 31st of the first, second, third or fourth calendar year, whichever Metropolitan specifies, following the calendar year as of which the subpart is established.

     A3.3 Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart as of the date that the amount is accepted by Metropolitan or transferred to the Fixed Interest Account.

     A3.4 Except as a Participant may otherwise direct pursuant to Section A8 or A9, on the day after the Maturity Date of a subpart in which a portion of the Participant's Fixed Interest Account Balance is maintained, Metropolitan will automatically transfer such portion of the Participant's Fixed Interest Account Balance (i) to the subpart being established as of the date of the transfer for a Participant I or (ii) to the most recently established subpart for a Participant II.

Section A4. Interest Credited to the Fixed Interest Account

     A4.1 Metropolitan will credit interest on amounts while in a subpart at a daily compound rate for the period from the date of addition to the subpart up to, but not including, the date of withdrawal from such subpart.

Form G.2444B-4                       (4)
                             (January 18, 1988)

     A4.2 Before the establishment of each subpart Metropolitan will determine the rate of interest that it will credit on amounts while in such subpart. The rate of interest credited on amounts in a sub-part will remain in effect without change from the date of establishment of the subpart to the Maturity Date of the subpart.

     A4.3 In no event will any rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3%.


Section A5. Participants' Fixed Interest Account Balances

     A5.1 Metropolitan will maintain records of any amount held in the Fixed Interest Account on account of each Participant.

     A5.2 Not less often than once in each twelve month period Metropolitan will send to the employer of each Participant a statement of that Participant's Fixed Interest Account Balance.

     A5.3 Any amounts in a Participant's Fixed Interest Account Balance, including any interest earned, shall be and remain solely the property of the employer, subject only to the claim of the employer's general creditors. Nothing in this Contract shall be construed to give any Participant at any time a security interest in a Fixed Interest Account Balance, nor shall this Contract be construed so as to place any Fixed Interest Account Balance in trust with the Employer for the benefit of any Participant. Fixed Interest Account Balances will not be deemed to be collateral security for the payment of any benefits under the Employer's Plan and will be available to the Employer to meet its general obligations.


Section A6. Withdrawals from Participants' Fixed Interest Account Balances

     A6.1 Metropolitan will make withdrawals from the Participants' Fixed Interest Account Balances in order to

            (a)  pay administrative charges pursuant to Section A7,

            (b)  purchase annuities pursuant to Section A8,

            (c) make transfers to the Separate Account and payments pursuant to Section A9, and

            (d) make payment or purchase an annuity pursuant to Section A10 after the death of a Participant.

Form G.2444B                         (5)

     A6.2 Any such withdrawal will be made as of the date Metropolitan receives the direction to make the withdrawal or as of any later date specified in the direction except that

            (a) if the date specified is more than 180 days after the date Metropolitan receives the direction, or if the Participant dies before the date specified, Metropolitan will not make the withdrawal,

            (b) any other withdrawals taking effect before the date specified will be made first,

            (c) if the withdrawal is made in order to transfer amounts to the Separate Account, and a Valuation Period does not end on the date as of which the withdrawal would normally be made under this Section A6.2, the withdrawal will be made as of the next following date on which a Valuation Period ends,

            (d) if the withdrawal is made in order to purchase an annuity, the withdrawal will be made as of the date the annuity is to be purchased pursuant to Section A12.1(d), subject to the provisions of Section A6.2(e),

            (e) if the withdrawal is made pursuant to Section A9.2 or A10, the withdrawal will be made as of the date on which Metropolitan receives due proof that the conditions specified in any such section have been met,

            (f) if the withdrawal is made pursuant to Section A7, A9.3 or A9.4, it will be made as of the date determined by Metropolitan.

            As required by law, Metropolitan reserves the right to defer any such withdrawal for not more than six months. (Metropolitan does not presently anticipate exercising this right.)

     A6.3 Any partial withdrawal will be charged against the highest numbered subpart in which all or a portion of the Participant's Fixed Interest Account Balance is maintained and then, to the extent necessary, successively against lower numbered subparts on a last in first out basis. However, any subpart whose Maturity Date occurs on the date of a withdrawal will be deemed to be the highest numbered subpart.

     A6.4 Any withdrawal that would have been made on a Maturity Date but for the provisions of Section A6.2(c) will be deemed to have been made on the Maturity Date for purposes of Section A6.3 and any withdrawal that would have been made on or within 30 days after a Maturity Date but for the provisions of Section A6.2(c) will be deemed to have been made on or within 30 days after the Maturity Date for the purposes of Section All.

     A6.5 Any withdrawal will completely discharge Metropolitan's liability with respect to the amount withdrawn from the Fixed Interest Account.

Form G.2444B-4                       (6)
                             (JANUARY 18, 1988)

Section A7. Withdrawals from the Fixed Interest Account to pay Administrative
            Charges

     A7. 1 Once each calendar year Metropolitan will withdraw an administrative charge from the Participant's Fixed Interest Account Balance. In addition, if the Participant's entire Account Balance is withdrawn to make payment to the Employer or to another funding vehicle pursuant to Section A9, the Fixed Interest Account Balance will be reduced before the withdrawal is made by the amount of any unpaid administrative charge. Any such charge will be in addition to any early withdrawal charge.

     A7.2 The administrative charge will be $15 per year, imposed on a pro rata basis for each month or fraction thereof in which the Participant has a Fixed Interest Account Balance. However, in any year the administrative charge will be waived to the extent necessary to guarantee preservation of a Fixed Interest Account Balance at least equal to the payments that were added to the Fixed Interest Account with respect to the Participant, plus interest at an effective annual rate of 3% for the periods such amounts are in the Fixed Interest Account, minus any withdrawals (other than to pay administrative charges) from the Fixed Interest Account.

     A7.3 Metropolitan reserves the right to change the administrative charge on any anniversary of the Issue Date upon 90 days notice to the Employer.

Section A8. Withdrawals from the Fixed Interest Account to Purchase Annuities

     A8.1 The Employer may at any time direct Metropolitan to withdraw the entire Account Balance of a Participant, and apply such balance to purchase an annuity in accordance with Section A12. No early withdrawal charge will be imposed in connection with such withdrawal.

Section A9. Withdrawals from the Fixed Interest Account to make Transfers to the
            Separate Account or Payments to Employers or to Other Funding
            Vehicles

     A9.1 The Employer may at any time direct Metropolitan to withdraw all, a specified whole percentage, or a specified dollar amount of Participant's Fixed Interest Account Balance in order to

            (a) make a transfer to the Separate Account, but in any calendar year not more than twelve of the following transfers may be made: (i) from the Fixed Interest Account to the Separate Account, (ii) from the Separate Account to the Fixed Interest Account, (iii) among the Investment Divisions of the Separate Account, or

Form G.2444B-2                       (7)
                              (August 1, 1986)

            (b)  make payment to the Employer, or

            (c) make payments to entities providing annuities or other funding vehicles under the Plan or to a different Plan if such payment is permitted under Section 457 of the Code.

            Metropolitan will accept no direction that would result in a payment or transfer of less than $1,000 unless the direction applies to the Participant's entire Fixed Interest Account Balance, or applies only to amounts being withdrawn from a subpart (a) on its Maturity Date for a Participant I or (b) on or within 30 days after its Maturity Date for a Participant II. If, after any withdrawal and payment, (i) the Participant's entire Account Balance would be less than $800, and (ii) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, Metropolitan has the right to make payment as if the Employer's direction had applied to the entire Account Balance of the Participant.

            An early withdrawal charge will be imposed upon the Fixed Interest Account Balance in connection with a withdrawal under this Section A9.1 unless

            (i)  for a Participant I:

                 (a) the Participant has been a Participant for at least 7 full uninterrupted years on or before the date the withdrawal is made, or

                 (b) the date the withdrawal is made is the Maturity Date of each subpart from which the withdrawal is made, or

                 (c)  Section A9.2 or A9.4 applies to the withdrawal.

           (ii)  for a Participant II:

                 (a) the Participant has attained age 69 before the date the withdrawal is made, or

                 (b) the date the withdrawal is made is on or within 30 days after the Maturity Date of each subpart from which the withdrawal is made, or

                 (c)  Section A9.2 applies to the withdrawal.

            The amount of the early withdrawal charge will be as specified in Section All.

     A9.2 the employer may direct Metropolitan to withdraw a Participant's entire Account Balance and have such amount paid to the Employer without the imposition of an early withdrawal charge if

            (a) the Participant becomes totally disabled as defined under the Federal Social Security Act, and

Form G.2444B-4                       (8)
                             (January 18, 1988)

            (b) the Employer submits to Metropolitan due proof of such disability.

     A9.3 Metropolitan may withdraw a Participant's entire Account Balance and make payment to the Employer as if the Employer had requested withdrawal of the Participant's entire Account Balance if (i) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $800.

            An early withdrawal charge will be imposed upon the Fixed Interest Account Balance in connection with the withdrawal unless

            (i)  for a Participant I:

                 (a) the Participant has been a Participant for at least 7 full uninterrupted years on or before the date the withdrawal is made, or

                 (b) the date the withdrawal is made is on the Maturity Date of each subpart from which the withdrawal is made.

           (ii)  for a Participant II:

                 (a) the Participant has attained age 69 on or before the date the withdrawal is made, or

                 (b) the date the withdrawal is made is on or within 30 days after the Maturity Date of each subpart from which the withdrawal is made.

            The amount of the early withdrawal charge will be as specified in Section All.

     A9.4   Effective January 1, 1989:

            (i) for any Participant who has not attained age 70 1/2 prior to January 1, 1988, distribution of the Participant's entire Account Balance may commence no later than April 1 of the year following the year in which the Participant attains age 70 1/2.

           (ii) for any Participant who has attained age 70 1/2 prior to January 1, 1988, distribution of the Participant's entire Account Balance may commence no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2 or (ii) the year in which the Participant retires.

            No early withdrawal charge will be imposed in connection with such distributions.

Form G.2444B-4                       (9)
                             (January 18, 1988)

Section A10. Withdrawals from the Fixed Interest Account after  a  Participant
             Dies

     A10.1 After Metropolitan's receipt of due proof of a Participant's death, Metropolitan will withdraw the greater of (a) the value of the Participant's entire Account Balance as of the date due proof is received; or (b) the total of all payments made to Metropolitan on account of the Participant less any partial withdrawals, and pay such amount to the Employer. However, the Employer may, instead, elect to have this amount applied to purchase an annuity in accordance with Section A12. In either case no early withdrawal charge will be imposed in connection with such withdrawal.

Section A11. Fixed Interest Account Early Withdrawal Charges

     A11.1 The early withdrawal charge imposed pursuant to Section A9.1 or A9.3 in connection with a withdrawal from Fixed Interest Account Balance will be equal to

            (a) that part of the amount used to make a transfer or payment that is not exempt (under Section A11.2 or Al1.3) from the early withdrawal charge, multiplied by

            (b) the applicable factor from Column I of the appropriate table below,

            but only if the Participant's Fixed Interest Account Balance remaining after the withdrawal is at least equal to the early withdrawal charge. In such case Metropolitan will make the transfer or payment directed by the Employer, and then withdraw the early withdrawal charge from the remaining Fixed Interest Account Balance.

            If the Participant's Fixed Interest Account Balance, if any, that would have remained after the transfer or payment directed by the Employer is less than this early withdrawal charge (i.e., there would not be enough left to pay the charge) Metropolitan will instead withdraw from the Participant's Fixed Interest Account Balance, to make the transfer or payment directed by the Employer, both

            (a) any amounts exempt from the early withdrawal charge pursuant to Sections A11.2 and A11.3, and any applicable administrative charges pursuant to Section A7, and

            (b) an amount equal to the remaining Fixed Interest Account Balance divided by the applicable factor from Column II of the appropriate table below.

            Metropolitan will then withdraw the remaining Fixed Interest Account Balance as the early withdrawal charge.

Form G.2444B-4                       (10)
                             (January 18, 1988)

            (a)  For a Participant I:

                 Participant's Full
                 Uninterrupted Years of
                 Contract Participation
                 at Withdrawal                      Column I        Column II
                 -----------------------            --------        --------
                                less than 3           0.07             1.07
                 at least 3 but less than 4            .06             1.06
                 at least 4 but less than 5            .05             1.05
                 at ]east 5 but less than 6            .04             1.04
                 at least 6 but less than 7            .02             1.02
                                  7 or more            .00             1.00

            (b)  For a Participant II:

                 Participant's Age
                 at Withdrawal                      Column I        Column II
                 ------------------------           --------        ---------
                                 less than 63         0.07             1.07
                 at least 63 but less than 64          .06             1.06
                 at least 64 but less than 65          .05             1.05
                 at least 65 but less than 66          .04             1.04
                 at least 66 but less than 67          .03             1.03
                 at least 67 but less than 68          .02             1.02
                 at least 68 but less than 69          .01             1.01
                                   69 or more          .00             1.00

     A11.2 No early withdrawal charge will apply to any amount withdrawn from a subpart of the Fixed Interest Account (a) on the Maturity Date of such subpart for a Participant I or (b) on or within 30 days after the Maturity Date of such subpart for a Participant II.

     A11.3 If no previous withdrawal has been made from any part of the Participant's Account Balance (whether in the Fixed Interest Account or the Separate Account) during a calendar year, other than to make transfers from or within the Separate Account, or to pay administrative charges, an amount up to 10% of the Participant's Fixed Interest Account Balance may be withdrawn, subject to the provisions of Section A9, without any early withdrawal charge being imposed.

            Any amounts withdrawn from a subpart of the Fixed Interest Account
            (a) on the Maturity Date of such subpart for a Participant I or (b) on or within 30 days after the Maturity Date of such subpart for a Participant II will not be included under this Section A11.3 in determining the amount of the Participant's Fixed Interest Account Balance.

Form G.2444B-4                       (10.1)
                             (January 18, 1988)

Section A12. Annuity Purchases

     A12.1 If an election is made under this Contract by the Employer to have the Participant's entire Account Balance applied to purchase an annuity, Metropolitan will require the following information

            (a) The social security number, date of birth and address of the Annuitant and, if applicable, the social security number, name, address and date of birth of any survivor Annuitant. Metropolitan has the right to require evidence, satisfactory to itself, of dates of birth. The Annuitant will be the Participant unless the annuity is purchased pursuant to Section A10, in which case the Annuitant will be designated by the Employer.

            (b) The form of annuity selected, which will be one of those set forth in Section A14 or any other form of annuity agreed upon by Metropolitan.

            (c) Whether annuity payments are to be made monthly, quarterly, semi-annually or annually.

            (d) The purchase date of the annuity which will be a date not less than 30 nor more than 180 days after the date Metropolitan receives the election along with a11 required information. If, however, the annuity is purchased by the Employer after the death of a Participant, the purchase date will be the date Metropolitan received due proof of the Participant's death. In no event may the purchase date be later than the Annuitant's 75th birthday. The purchase of an annuity for a Participant covered under the provisions of the next paragraph will be in accordance with such provisions.


                 Effective January 1, 1989:

                  (i) For any Participant who has not attained age 70 1/2 prior to January 1, 1988, if the Annuitant is the Participant the purchase date of the annuity may be no later than April 1 of the year following the year in which the Participant attains age 70 1/2.

                 (ii) For any Participant who has attained age 70 1/2 prior to January 1, 1988, if the Annuitant is the Participant the purchase date of the annuity may be no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2 or (ii) the year in which the Participant retires.

                 Regardless of the mode of annuity payment chosen, the first annuity payment will be made as of the purchase date of the annuity.

            (e) The name and address of the person to whom annuity payments are to be made. The Employer will be the owner of any annuity purchased.

Form G.2444B-3                       (11)
                                 (May 1, 1987)

     A12.2 The Consideration of an annuity will be the amount applied pursuant to Section A8 or A10, to purchase the annuity, reduced by any applicable premium tax.

     A12.3 Metropolitan will determine the payment under the annuity as of the purchase date of the annuity by applying the Consideration to the rate set forth in Section A14 for the form of annuity selected by the Employer. If payments are to be made other than monthly, the amounts shown in Section A14 will be adjusted to the actuarially equivalent amounts for the frequency of payments elected. If the monthly rate of an annuity would be less than $20 (regardless of whether or not monthly annuity payments were elected), Metropolitan will have the right to refuse to make the annuity purchase and, instead, to pay to the Employer the amount that would otherwise be applied to purchase the annuity, before any reduction on account of premium tax.

Form G.2444B-3                       (11.1)
                                 (May 1, 1987)

     A12.4 If at the time of an annuity purchase Metropolitan has in effect for contracts in the same class as this Contract annuity purchase rates more favorable to the Employer than those set forth for purchase of annuities in Section A14, Metropolitan will apply the more favorable rates in place of those set forth in Section A14.

     Al2.5 Metropolitan has the right as of any anniversary of the Issue Date to change the annuity purchase rates set forth in Section A14. No such change will apply to any annuity purchased with the Account Balance of any person who was a Participant under this Contract as of the day immediately preceding the effective date of any such change.

     A12.6 Metropolitan will issue a certificate for delivery to each employer that purchases an annuity. Such certificate will describe the annuity purchased by the Employer.

     A12.7 If there has been a misstatement as to any Annuitant, Metropolitan will not pay more annuity benefits than would have been provided if the correct information had been given. Any overpayment or underpayment of an annuity, together with interest, will be deducted from or added to, respectively, future annuity payments. The interest rate will be that used to determine the annuity purchase rates for the annuity purchased.

     A12.8 If Metropolitan is holding any Separate Account Balance on account of a Participant, the amounts applied to purchase an annuity under Section B13 will be combined with those applied to purchase an annuity under this Section A12, and only a single annuity will be purchased with the combined amounts.


Section A13. General Provisions

     A13.1 The Fixed Interest Account Section of this Contract is participating except that the financial experience of any annuities bought under this Contract will not be considered in determining this Contract's financial experience. Metropolitan will determine annually any dividend to which this Fixed Interest Account Section of the Contract may be entitled. Any dividend will be equitably apportioned among the Participants based on their respective Fixed Interest Account Balances. However, in view of the manner in which Metropolitan determines the rates of interest to be credited on amounts while in the Fixed Interest Account, Metropolitan does not anticipate that this Fixed Interest Account Section of the Contract will be entitled to any dividend.

Form G.2444B                         (12)

     A13.2 The Employer may change the person to whom annuity payments are to be made by notice to Metropolitan. Upon Metropolitan's receipt of the notice the change will take effect as of the date the notice was signed, but without prejudice to Metropolitan on account of any payment it made before it received the notice or so soon after such receipt that payment could not reasonably be stopped.

     A13.3 This Contract is the entire contract between the parties. The Contractholder's statements will be deemed representations and not warranties. No sales representative or other person, except an authorized officer of Metropolitan, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provision of this Contract or any certificate may be made effective on behalf of Metropolitan only by the authorized officer of Metropolitan.

     A13.4 The Employer's rights under this Contract are nontransferable and nonforfeitable to the extent permitted by law.

            The amounts payable under this Contract are equal to at least the minimums required by any applicable law.

     A13.5 Metropolitan has no obligation to inquire as to the authority of any payee to receive any payments made under this Contract or to inquire into or see to such payee's application of any amounts so paid. Any direction for a withdrawal must be in a form satisfactory to Metropolitan.

     A13.6 A11 communications under this Contract and any amendment, modification or waiver of this Contract will be in writing. A11 payments and communications to Metropolitan shall be directed to its Designated Office. Metropolitan will not be deemed to have received a payment or communication until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communications will be deemed to have been received when actually received in accordance with such procedures.

     A13.7 The sole responsibility of the Contractholder is to serve as party to this Contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The Contractholder will have no responsibility to any Employer, Participant or Annuitant. Any obligations arising out of this Contract with respect to such persons will be Metropolitan's.

     A13.8 This Contract will cease upon Metropolitan's fulfillment of a11 its duties and obligations hereunder.

Form G.2444B-3                       (13)
                                 (May 1, 1987)

Section A14. Annuity Purchase Rates

            (a) Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

          Annuitant's Exact
          Age on Date of                      Monthly Annuity Payment
          Purchase of Annuity                 per $1,000 of Consideration
          -------------------                 ---------------------------
                  55                                      $3.85
                  56                                       3.91
                  57                                       3.98
                  58                                       4.05
                  59                                       4.12
                  60                                       4.19
                  61                                       4.27
                  62                                       4.36
                  63                                       4.45
                  64                                       4.54
                  65                                       4.64
                  66                                       4.75
                  67                                       4.86
                  68                                       4.99
                  69                                       5.11
                  70                                       5.25

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant or his or her spouse is the Annuitant.

Form G.2444B                         (14)

            (b) Joint and Survivor Life Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annuitants. Annuity payments due after the primary Annuitant's death are a specified percentage, not greater than 100%, of the annuity payments due before the death of the primary Annuitant. No payments will be made after the death of the survivor Annuitant

                            MONTHLY ANNUITY PAYMENT BEFORE DEATH OF PRIMARY
                            ANNUITANT PER $1,000 OF CONSIDERATION IF PER-
 ANNUITANTS' EXACT          CENTAGE OF MONTHLY ANNUITY PAYMENT PAYABLE
 AGES ON DATE OF            AFTER DEATH OF PRIMARY ANNUITANT IS:
 PURCHASE OF ANNUITY*         50%        66 2/3%       75%        100%
 -------------------         ----        -------       -----      -----
       55 and 60              $3.68        $3.63       $3.60        $3.52
       60 and 55               3.83         3.72        3.67         3.52
       60 and 60               3.91         3.82        3.78         3.66
       60 and 65               3.97         3.91        3.87         3.78
       65 and 60               4.16         4.03        3.96         3.78
       65 and 65               4.26         4.15        4.10         3.94
       70 and 65               4.61         4.43        4.35         4.11
       70 and 70               4.76         4.61        4.54         4.35

              * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant and his or her spouse are the Annuitants.

Form G.2444B                         (15)

            (c) Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. If the Annuitant dies within the term certain period the commuted value of the remaining annuity payments will be paid to the Employer or to such other person or persons as the Employer may designate, if such payment is requested by the Employer. If the Employer does not request payment of the commuted value, annuity payments will continue, but in no event for more than 15 years after the death of the Annuitant. If more than 15 years remains of the term certain period, the remaining payments will be adjusted to the actuarially equivalent amounts to adjust for the decreased number of payments. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

     Annuitant's Exact        Monthly Annuity Payment per $1,000 of
     Age on Date of           Consideration if Term Certain Period is:
                              ----------------------------------------
     Purchase of Annuity      10 Years                   15 Years
     -------------------      --------                   --------
             55                $3.83                      $3.80
             56                 3.89                       3.85
             57                 3.95                       3.91
             58                 4.01                       3.97
             59                 4.08                       4.03
             60                 4.15                       4.10
             61                 4.23                       4.17
             62                 4.31                       4.24
             63                 4.39                       4.31
             64                 4.48                       4.39
             65                 4.57                       4.47
             66                 4.67                       4.55
             67                 4.77                       4.64
             68                 4.88                       4.73
             69                 4.99                       4.82
             70                 5.11                       4.92

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant or his or her spouse is the Annuitant.

Form G.2444B                         (16)

          (d)  Term Certain Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity to the date of the last payment before the expiration of the term certain period. The term certain period must be at least 5 years. If the Annuitant dies within the term certain period, the commuted value of the remaining annuity payments will be paid to the Employer or to such other person or persons as the Employer may designate, if such payment is requested by the Employer. If the Employer does not request payment of the commuted value, annuity payments will continue, but in no event for more than 15 years after the death of the Annuitant. If more than 15 years remains of the term certain period, the remaining payments will be adjusted to the actuarially equivalent amounts to adjust for the decreased number of payments. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

                    Monthly Annuity Payment per $1,000 of
                    Consideration if Term Certain Period is:
                    ----------------------------------------
                    10 Years       15 Years       20 Years
                    --------       --------       --------
                     $9.37          $6.70          $5.37

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Unless the Annuitant is the Participant the term certain period may not exceed 15 years.

Form G.2444B                         (17)

                          Section B. Separate Account

Section B1. Introduction

     B1.1 "Account Balance" means the entire amount held at any particular time by Metropolitan under this Contract on account of a Participant. "Separate Account Balance" means the amount held at any particular time by Metropolitan in the Separate Account under this Contract on account of a Participant. These accounts are for bookkeeping purposes only and do not create any ownership rights in the Participant. The Employer will be the sole owner of all Account Balances and will have the exclusive right to all benefits therefrom.

     B1.2 "Annuitant" means a person upon whose life an annuity has been purchased by an Employer under this Contract.

     B1.3 "Designated Office" means Metropolitan's Home Office at One Madison Avenue, New York, New York 10010 or such other location or locations as Metropolitan may designate in place of its Home Office.

     B1.4 "Employee" means any person who is eligible to participate in the Employer's Plan pursuant to its terms, but does not include independent contractors who engage in the performance of service as that term is defined in Section 457 of the Internal Revenue Code of 1986 as from time to time amended ("the Code").

     B1.5   "Employer" means an employer that has established a Plan pursuant to
            Section 457 of the Code and that has arranged with Metropolitan to utilize this Contract for the purchase of annuities under the Plan, but does not include Rural Electric Cooperatives as defined in
            Section 457 of the Code. Any provisions of this Contract permitting an Employer to make payments, request withdrawals, or take any other action with respect to a Participant or his or her Account Balance or Separate Account Balance apply only to the Employer that has arranged with Metropolitan to utilize this Contract with respect to that Participant.

     B1.6 "Participant" means any Employee of an Employer with respect to whom Metropolitan has accepted a payment under this Contract. Metropolitan has the right at any time on or after the fifth anniversary of the Issue Date to refuse to allow additional Employees to become Participants. A person will cease to be a Participant at such time as Metropolitan is no longer holding any Account Balance on account of such person.

     B1.7 "Plan" means any plan which meets the requirements of Section 457 of the Code.

Form G.2444B-3                         (18)
                                 (May 1, 1987)

     B1.8 "Separate Account" means Metropolitan Life Separate Account E. This is an investment account established and maintained by Metropolitan, separate from its general account or other separate accounts. Metropolitan will add to the Separate Account the payments it accepts under this Contract that are allocated to the Separate Account. Amounts may also be allocated to the Separate Account pursuant to certain other contracts of Metropolitan as may be determined by it.

            Metropolitan owns the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business Metropolitan conducts. Metropolitan may from time to time transfer to its general account assets in excess of such reserves and liabilities.

            Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to Metropolitan's other income, gains, or losses.

            The Separate Account will be valued at the end of each Valuation Period.

     B1.9 A "Valuation Period" is the period between two successive valuations of the assets in the Separate Account. Valuations will be made once each day that the New York Stock Exchange is open for trading. Metropolitan reserves the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

     B1.10 The "Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company.

     B1.11 Metropolitan will maintain the Separate Account in Investment Divisions corresponding to the separate portfolios in the investment company. As of April 29, 1988, there are seven available Investment Divisions corresponding to the seven portfolios of the Metropolitan Series Fund, Inc. (the "Fund") as of April 29, 1988, viz., the Growth Portfolio, the Income Portfolio, the Money Market Portfolio, the Discretionary Portfolio, the GNMA Portfolio, the Aggressive Growth Portfolio and the Equity Income Portfolio. These Investment Divisions and portfolios are described below.

            Division 1 - Growth Portfolio - The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

Form G.2444B-5                        (19)
                                (April 29, 1988)

            Division 2 - Income Portfolio - The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

            Division 3 - Money Market Portfolio - The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

            Division 4 - Discretionary Portfolio - The investment objective of this portfolio is to achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof, at the discretion of State Street Research.

            Division 5 - GNMA Portfolio - The investment objective of this portfolio is to achieve a high level of current income while attempting to preserve liquidity and safety of principal, by investing in mortgage-related securities, predominantly those issued by the Government National Mortgage Association, and other debt securities.

            Division 6 - Aggressive Growth Portfolio - The investment objective of this portfolio is to achieve maximum capital appreciation by investing primarily in common stocks (and equity and debt securities convertible into or carrying the right to acquire common stocks) of emerging growth companies, undervalued securities or special situations.

            Division 7 - Equity Income Portfolio - The investment objective of this portfolio is to provide a high level of current income and, secondarily, long-term growth of capital by investing primarily in common stocks offering above-average dividend yields and in equity and debt securities convertible into or carrying the right to acquire common stocks.

            Investment returns will reflect fluctuations in market value of securities. The current Fund prospectus should be consulted for a complete description of the Fund and the designated portfolios.

     B1.12 An "Accumulation Unit" is the unit of measurement used in determining the value of amounts held in the Investment Divisions.

Form G.2444B-5                        (20)
                                (April 29, 1988)

     B1.13 "Special Agreement" means an agreement executed by an Employer under which, in exchange for certain cost savings to Metropolitan, the charges to a Participant covered by the Special Agreement are reduced. "Special Agreement Participant" means a Participant covered by a Special Agreement.

Section B2. Payments to Metropolitan

     B2.1 Metropolitan will accept under this Contract for addition to the Separate Account each amount allocated to the Separate Account pursuant to Section B2.2 that may be contributed or transferred to this Contract under the Code. The Employer will identify the Participant on behalf of whom the payment is made.

            Payments to Metropolitan under this Contract are subject to the following conditions

            (a) Metropolitan has the right to refuse to accept any payment smaller than $25 or any payments that total more than $500,000 during any calendar month on account of a Participant. Metropolitan reserves the right to change this $25 minimum at any time.

            (b) Metropolitan has the right to refuse to accept any further payments on account of a Participant and to make payment to the Employer as if it had requested withdrawal of the Participant's entire Account Balance, if (i) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $800.

            (c) Metropolitan will accept no further payments under this Contract on account of any Participant who is not employed by an Employer.

Form G.2444B-6                       (20.1)
                               (October 1, 1988)

            (d) Metropolitan has the right to refuse to accept any payments on account of a person unless the initial payment is received by Metropolitan within 190 days after the Employer has told Metropolitan that a payment would be made on such person's behalf.

            (e) Metropolitan will accept no payments under this Contract on account of any person until (i) Metropolitan has received the Employer's request that this Contract be utilized for that person; and (ii) Metropolitan has entered that person's name on its records under this Contract. Any amounts received by Metropolitan on account of a person before the last to occur of these conditions will not be accepted until both of these conditions have occurred.

     B2.2 The Employer will direct Metropolitan whether payments accepted under this Contract on a Participant's account are to be added to the Separate Account and, if so, to which Investment Division of the Separate Account. The direction will specify whether all, none, or a part (which must be given as a whole percentage) of such payments are to be added to each Investment Division of the Separate Account. The Employer may change the allocation direction as to future payments with respect to a Participant by notice to Metropolitan. Such change will take effect within 7 business days after the notice is received by Metropolitan or, if later, on the date specified in the notice if such date is no more than 30 days after Metropolitan's receipt of the notice.


Section B3. Maintenance of the Separate Account

     B3.1 Metropolitan will maintain its records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the previous Accumulation Unit value by that Investment Division's experience factor (see Section B4.2) for the Valuation Period. Metropolitan initially established the value of an Accumulation Unit in each Investment Division at $10.

     B3.2 Metropolitan will determine the number of Accumulation Units of an Investment Division that are purchased by an amount accepted for addition to such Investment Division by dividing that amount by the value of an Accumulation Unit in such Investment Division for the Valuation Period during which Metropolitan accepts payment of such amount or during which such amount is transferred to such Investment Division.

     B3.3 Any amount that is allocated to the Separate Account will be added to it and allocated to the designated Investment Division in the Separate Account as of the end of the Valuation Period during which such amount was accepted by Metropolitan or transferred to such Investment Division.

Form G.2444B                         (21)

Section B4. Valuation of Assets in Investment Divisions

     B4.1 The investment experience of an Investment Division is determined as of the end of each Valuation Period.

     B4.2 Metropolitan uses an experience factor to measure changes in each Investment Division's investment experience during a Valuation Period.

            The experience factor for a Valuation period in each Investment Division is calculated as follows

            (1) Metropolitan takes the net asset value per investment company share at the end of the current Valuation Period, adds the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtracts any per share charge for taxes and reserve for taxes.

            (2) Metropolitan divides (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

            (3) Metropolitan subtracts a charge not to exceed .000040792 for each day in the Valuation Period. This charge is to cover the administrative expenses, and the mortality and expense risk charges assumed by Metropolitan under this Contract. For a Special Agreement Participant this charge will not exceed .000025905 for each day in the Valuation Period.

Section B5. Metropolitan's Right to Make Changes

     B5.1 Metropolitan reserves the right to make certain changes if, in Metropolitan's judgment, they would best serve the interests of participants in or owners of contracts such as this or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, Metropolitan will obtain the Employers' approval of the changes and approval from any appropriate regulatory authority.

            Examples of the changes Metropolitan may make include

            o To operate the Separate Account in any form permitted under the Investment Company Act of 1940, or in any other form permitted by law.

            o To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

Form G.2444B-6                        (22)
                               (October 1, 1988)

            . To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to Metropolitan's general account, or to add, combine, or remove Investment Divisions in the Separate Account.

            . To substitute for the investment company shares held in any Investment Division the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

            . To change the way Metropolitan assesses charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if Metropolitan purchases investments (such as stocks and bonds) instead of buying shares of an investment company, Metropolitan will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

            . To make any necessary technical changes in this Contract in order to conform with any action this provision permits Metropolitan to take.

            If any of these changes result in a material change in the underlying investments of an Investment Division to which amounts held under this Contract are allocated, Metropolitan will notify the Employer of such change. Employers may then make a new choice of Investment Divisions.


Section B6. Participants' Separate Account Balances

     B6.1 Metropolitan will maintain records of any amount held in the Separate Account on account each Participant. Such amount will be the sum of the amounts held with respect to the Participant in each Investment Division.

     B6.2 Not less each often than once in each twelve month period Metropolitan will send to the Employer of each Participant a statement of that Participant's Separate Account Balance.

     B6.3 Any amounts in a Participant's Separate Account Balance shall be and remain solely the property of the Employer, subject only to the claims of the Employer's general creditors. Nothing in this Contract shall be construed to give any Participant at any time a security interest in a Separate Account Balance, nor shall this Contract be construed so as to place any Separate Account Balance in trust with the Employer for the benefit of any Participant.

Form G.2444B                          (23)

            Separate Account Balances will not be deemed to be collateral security for the payment of any benefits under the Employer's Plan and wi11 be available to the Employer to meet its general obligations.


Section B7. Withdrawals from Investment Divisions

     B7.1 Metropolitan will make withdrawals from the Participants' Separate Account Balances held in Investment Divisions in order to

            (a)  pay administrative charges pursuant to Section B8,

            (b)  purchase annuities pursuant to Section B9,

            (c) make transfers to the Fixed Interest Account or to other Investment Divisions and make certain payments pursuant to Section B10, and

            (d) make payment or purchase an annuity pursuant to Section B11 after the death of a Participant.

     B7.2 Any such withdrawal will be made as of the date Metropolitan receives the direction to make the withdrawal or as of any later date specified in the direction except that

            (a) if a Valuation Period does not end on the date as of which the withdrawal would normally be made, the withdrawal will be made as of the next following date on which a Valuation Period ends,

            (b) if the date specified is more than 180 days after the date Metropolitan receives the direction, or if the Participant dies before the date specified, Metropolitan will not make the withdrawal,

            (c) any other withdrawals taking effect before the date specified will be made first,

            (d) if the withdrawal is made in order to purchase an annuity, the withdrawal will be made as of the end of the last Valuation Period ending immediately prior to the date the annuity is to be purchased pursuant to Section B13.1(d), subject to the provisions of Section B7.2(e),

            (e) if the withdrawal is made pursuant to Section B10.2 or B11, the withdrawal will be made as of the end of the Valuation Period during which Metropolitan receives due proof that the conditions specified in any such section have been met,

Form G.2444B                          (24)

            (f) if the withdrawal is made pursuant to Section B8, B10.3 or B10.4, it will be made as of the end of the Valuation Period determined by Metropolitan.

             Metropolitan will determine the value of the amount withdrawn based upon the value of an Accumulation Unit for the date as of which the withdrawal is made.

     B7.3 Any withdrawal will completely discharge Metropolitan's liability with respect to the amount withdrawn from the Investment Division.

Section B8.  Withdrawals from the Separate Account to pay Administrative Charges

     B8.1 Once each calendar year Metropolitan will withdraw an administrative charge from the Participant's Separate Account Balance. In addition, if the Participant's entire Account Balance is withdrawn to make payment to the Employer or another funding vehicle pursuant to Section B10, the Separate Account Balance will be reduced before the withdrawal is made by the amount of any unpaid administrative charge. Any such charge will be in addition to any early withdrawal charge.

     B8.2 The administrative charge will be $15 per year, imposed on a pro rata basis for each month or fraction thereof in which the Participant has a Separate Account Balance. The withdrawal will be divided equally among the various Investment Divisions in which the Participant participates.

     B8.3 Metropolitan reserves the right to change the administrative charge on any anniversary of the Issue Date upon 90 days notice to the Employer.

Section B9.  Withdrawals from the Separate Account to Purchase Annuities

     B9.1 The Employer may at any time direct Metropolitan to withdraw the entire Account Balance of a Participant, and apply such balance to purchase an annuity in accordance with Section B13. No early withdrawal charge will be imposed in connection with such withdrawal.

Section Bl0. Withdrawals from the Investment Divisions to make Transfers to the
             Fixed Interest Account or to Other Investment Divisions or Payments to Employers or to Other Funding Vehicles

     Bl0.1 The Employer may at any time direct Metropolitan to withdraw all, a specified whole percentage, or a specified dollar amount of a Participant's Separate Account Balance maintained in one or more Investment Divisions in order to

Form G.2444B-3                        (25)
                                 (May 1, 1987)

            (a) make a transfer to the Fixed Interest Account, or from an Investment Division in the Separate Account to one or more other Investment Divisions in the Separate Account, but in any calendar year not more than twelve of the following transfers may be made: (i) from the Fixed Interest Account to the Separate Account, (ii) from the Separate Account to the Fixed Interest Account, (iii) among the Investment Divisions of the Separate Account, or

            (b)  make payment to the Employer, or

            (c) make payments to entities providing annuities or other funding vehicles under the Plan or to a different Plan if such payment is permitted by Section 457 of the Code.

            Metropolitan will accept no direction that would result in a payment or transfer of less than $250 unless the direction applies to the Participant's entire balance maintained in an Investment Division of the Separate Account. If, after any withdrawal and payment, (i) the Participant's entire Account Balance would be less than $800, and
            (ii) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant, Metropolitan has the right to make payment as if the Employer's direction had applied to the entire Account Balance of the Participant.

            An early withdrawal charge will be imposed upon the Separate Account Balance in connection with a withdrawal under this Section B10.1 unless

            (a) the Participant has been a Participant for at least 7 full uninterrupted years on or before the date the withdrawal is made, or

            (b)  Section B10.2 or B10.4 applies to the withdrawal, or

            (c) the withdrawal is to make a transfer among Investment Divisions or from the Separate Account to the Fixed Interest Account, or

            (d)  the Participant is a Special Agreement Participant.

            The amount of the early withdrawal charge will be as specified in Section B12.

Form G.2444B-6                        (26)
                               (October 1, 1988)

     Bl0.2 The Employer may direct Metropolitan to withdraw a Participant's entire Account balance and have such amount paid to the Employer without the imposition of an early withdrawal charge if

            (a) the Participant becomes totally disabled as defined under the Federal Social Security Act, and

            (b) the Employer submits to Metropolitan due proof of such disability.

     B10.3 Metropolitan may withdraw a Participant's entire Account Balance and make payment to the Employer as if the Employer had requested a withdrawal of the Participant's entire Account Balance if (i) more than four years have elapsed since the date Metropolitan received the last amount on account of such Participant and (ii) such Participant's entire Account Balance is smaller than $800.

            An early withdrawal charge will be imposed upon the Separate Account Balance in connection with the withdrawal unless the Participant has been a Participant for at least 7 full uninterrupted years on or before the date the withdrawal is made or unless the Participant is a Special Agreement Participant.

            The amount of the early withdrawal charge will be as specified in Section B12.

     B10.4  Effective January 1, 1989:

            (a) for any Participant who has not attained age 70 1/2 prior to January 1, 1988, distribution of the Participant's entire Account Balance may commence no later than April 1 of the year following the year in which the Participant attains age 70 1/2.

            (b) for any Participant who has attained age 70 1/2 prior to January 1, 1988, if the Annuitant is the Participant the purchase date of the annuity may be no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2 or (ii) the year in which the Participant retires.

            No early withdrawal charge will be imposed in connection with such distribution.

Section B11. Withdrawals from the Separate Account after a Participant Dies

     B11.1 After Metropolitan's receipt of due proof of a Participant's death, Metropolitan will withdraw the greater of (a) the value of the Participant's entire Account Balance as of the date due proof is received; or (b) the total of all payments made to Metropolitan on account of the Participant less any partial withdrawals, and pay such amount to the Employer. However, the Employer may, instead, elect to have this amount applied to purchase an annuity in accordance with Section B13. In either case no early withdrawal charge will be imposed in connection with such withdrawal.

Form G.2444B-6                        (27)
                               (October 1, 1988)

Section B12. Separate Account Early Withdrawal Charges

     B12.1 The early withdrawal charge imposed pursuant to Section B10.1 or B10.3 in connection with a withdrawal from an Investment Division will be equal to

             (a) that part of the amount used to make a transfer or payment that is not exempt (under Section B12.2) from the early withdrawal charge, multiplied by

             (b)  the applicable factor from Column I of the table below,

             but only if the Participant's Separate Account Balance remaining in that Investment Division after the withdrawal is at least equal to the early withdrawal charge. In such case Metropolitan will make the transfer or payment directed by the Employer, and then withdraw the early withdrawal charge from the remaining Separate Account Balance in that Investment Division.

Form G.2444B-3                       (27.1)
                                 (May 1, 1987)

            If the Participant's Separate Account Balance, if any, that would have remained in an Investment Division after the transfer or payment directed by the Employer is less than this early withdrawal charge (i.e., there would not be enough left to pay the charge) Metropolitan will instead withdraw from that Investment Division, to make the transfer or payment directed by the Employer, both

            (a) any amounts exempt from the early withdrawal charge pursuant to Section B12.2, and any applicable administrative charges pursuant to Section B8, and

            (b) an amount equal to the remaining Separate Account Balance in that Investment Division divided by the applicable factor from Column II of the table below.

            Metropolitan will then withdraw the remaining Separate Account Balance in that Investment Division as the early withdrawal charge.

            If withdrawals are made from more than one Investment Division, the early withdrawal charge wi11 be determined separately for each Investment Division.

            Participant's Full
            Uninterrupted Years of
            Contract Participation
            at Withdrawal                      Column I           Column II
            -----------------------            --------           ---------
                           less than 3           0.07                1.07
            at least 3 but less than 4            .06                1.06
            at least 4 but less than 5            .05                1.05
            at least 5 but less than 6            .04                1.04
            at least 6 but less than 7            .02                1.02
                           7 or more              .00                1.00

     B12.2 If no previous withdrawal has been made from any part of the Participant's Account Balance (whether in the Fixed Interest Account or the Separate Account) during a calendar year, other than to make transfers from or within the Separate Account, or to pay administrative charges, an amount up to 10% of the Participant's Separate Account Balance in each Investment Division may be withdrawn, subject to the provisions of Section B10 without any early withdrawal charge being imposed.

Form G.2444B                         (28)

     B12.3 The total of all early withdrawal charges with respect to a Participant's Separate Account Balance will not exceed 8% of all contributions to the Separate Account on account of the Participant.

Section B13. Annuity Purchases

     B13.1 If an election is made under this Contract to have the Participant's entire Account Balance applied to purchase an annuity, Metropolitan will require the following information

            (a) The social security number, date of birth and address of the Annuitant and, if applicable, the social security number, name, address and date of birth of any survivor Annuitant. Metropolitan has the right to require evidence, satisfactory to itself, of dates of birth. The Annuitant will be the Participant unless the annuity is purchased pursuant to Section B11, in which case the Annuitant will be designated by the Employer.

            (b) The form of annuity selected, which will be one of those set forth in Section B15 or any other form of annuity agreed upon by Metropolitan.

            (c) Whether annuity payments are to be made monthly, quarterly, semi-annually or annually.

            (d) The purchase date of the annuity, which will be a date not less than 30 nor more than 180 days after the date Metropolitan receives the election along with all required information. If, however, the annuity is purchased by the Employer after the death of a Participant, the purchase date will be the date Metropolitan received due proof of the Participant's death. In no event may the purchase date be later than the Annuitant's 75th birthday. The purchase of an annuity for a Participant covered under the provisions of the next paragraph will be in accordance with such provisions.

            Effective January 1, 1989:

                  (i) For any Participant who has not attained age 70 1/2 prior to January 1, 1988, if the Annuitant is the Participant the purchase date of the annuity may be no later than April 1 of the year following the year in which the Participant attains age 70 1/2.

                 (ii) For any Participant who has attained age 70 1/2 prior to January 1, 1988, if the Annuitant is the Participant the purchase date of the annuity may be no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2 or (ii) the year in which the Participant retires.

Form G.2444B-3                        (29)
                                 (May 1, 1987)

                 Regardless of the mode of annuity payment chosen, the first annuity Payment will be made as of the purchase date of the annuity.

            (e) The name and address of the person to whom annuity payments are to be made. The Employer will be the owner of any annuity purchased.

     B13.2 The Consideration for an annuity will be the amount applied pursuant to Section B9 or B11, to purchase the annuity, reduced by any applicable premium tax.

Form G.2444B-3                       (29.1)
                                 (May 1, 1987)

     B13.3 Metropolitan will determine the payment under the annuity as of the purchase date of the annuity by applying the Consideration to the rate set forth in Section B15 for the form of annuity selected by the Employer. If payments are to be made other than monthly, the amounts shown in Section B15 will be adjusted to the actuarially equivalent amounts for the frequency of payments elected. If the monthly rate of an annuity would be less than $20 (regardless of whether or not monthly annuity payments were elected), Metropolitan will have the right to refuse to make the annuity purchase and, instead, to pay to the Employer the amount that would otherwise be applied to purchase the annuity, before any reduction on account of premium tax.

     B13.4 If at the time of an annuity purchase Metropolitan has in effect for contracts in the same class as this Contract annuity purchase rates more favorable to the Employer than those set forth for purchase of annuities in Section B15, Metropolitan will apply the more favorable rates in place of those set forth in Section B15.

     B13.5 Metropolitan has the right as of any anniversary of the Issue Date to change the annuity purchase rates set forth in Section B15.No such change wi11 apply to any annuity purchased with the Account Balance of any person who was a Participant under this Contract as of the day immediately preceding the effective date of any such change.

     B13.6 Metropolitan will issue a certificate for delivery to each Employer that purchases an annuity. Such certificate will describe the annuity purchased by the Employer.

     B13.7 If there has been a misstatement as to any Annuitant, Metropolitan will not pay more annuity benefits than would have been provided if the correct information had been given. Any overpayment or underpayment of an annuity, together with interest, will be deducted from or added to, respectively, future annuity payments. The interest rate will be that used to determine the annuity purchase rates for the annuity purchased.

     B13.8 If Metropolitan is holding any Fixed Interest Account Balance on account of a Participant, the amounts applied to purchase an annuity under Section Al2 will be combined with those applied to purchase an annuity under this Section B13, and only a single annuity will be purchased with the combined amounts.


Section B14. General Provisions

     B14.1 The Employer may change the person to whom annuity payments are to be made by notice to Metropolitan. Upon Metropolitan's receipt of the notice the change will take effect as of the date

Form G.2444B                         (30)
            the notice was signed, but without prejudice to Metropolitan on account of any payment it made before it received the notice or so soon after such receipt that payment could not reasonably be stopped.

     B14.2 This Contract is the entire contract between the parties. The Contractholder's statements will be deemed representations and not warranties. No sales representative or other person, except an authorized officer of Metropolitan, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provision of this Contract or any certificate may be made effective on behalf of Metropolitan only by an authorized officer of Metropolitan.

     B14.3 The Employer's rights under this Contract are nontransferable and nonforfeitable to the extent permitted by law.

            The amounts payable under this Contract are equal to at least the minimums required by any applicable law.

     B14.4 Metropolitan has no obligation to inquire as to the authority of any payee to receive any payments made under this Contract or inquire into or see to such payee's application of any amounts so paid. Any direction for a withdrawal must be in a form satisfactory to Metropolitan.

     B14.5 All communications under this Contract and any amendment, modification or waiver of this Contract will be in writing. All payments and communications to Metropolitan shall be directed to its Designated Office. Metropolitan will not be deemed to have received a payment or communication until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communications will be deemed to have been received when actually received in accordance with such procedures.

     B14.6 Notwithstanding any provision in this Contract to the contrary, Metropolitan reserves the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

     B14.7 The sole responsibility of the Contractholder is to serve as party to this Contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The Contractholder will have no responsibility to any Employer, Participant, or Annuitant. Any obligations arising out of this Contract with respect to such persons will be Metropolitan's.

     B14.8 This Contract will cease upon Metropolitan's fulfillment of all its duties and obligations hereunder.

Form G.2444B-3                       (31)
                                 (May 1, 1987)

Section B15. Annuity Purchase Rates

            (a)  Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.


          Annuitant's Exact
          Age on Date of                           Monthly Annuity Payment
          Purchase of Annuity                    per $1,000 of Consideration
          ---------------------                  ---------------------------
                   55                                        $3.85
                   56                                         3.91
                   57                                         3.98
                   58                                         4.05
                   59                                         4.12
                   60                                         4.19
                   61                                         4.27
                   62                                         4.36
                   63                                         4.45
                   64                                         4.54
                   65                                         4.64
                   66                                         4.75
                   67                                         4.86
                   68                                         4.99
                   69                                         5.11
                   70                                         5.25

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant or his or her spouse is the Annuitant.

Form G.2444B-3                       (32)

            (b) Joint and Survivor Life Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annui-tants. Annuity payments due after the Primary Annuitant's death are a specified percentage, not greater than 100%, of the annuity payments due before the death of the primary Annuitant. No payments will be made after the death of the survivor Annuitant.


                                 Monthly Annuity Payment before death of Primary
                                 Annuitant per $1,000 of Consideration if
      Annuitants' Exact          Percentage of Monthly Annuity Payment Payable
      Ages on Date of            after death of Primary Annuitant is:
                                 -----------------------------------------------
      Purchase of Annuity*         50%        66 2/3%       75%        100%
      -------------------          ---        -------       ---        ----
          55 and 60                $3.68        $3.63       $3.60       $3.52
          60 and 55                 3.83         3.72        3.67        3.52
          60 and 60                 3.91         3.82        3.78        3.66
          60 and 65                 3.97         3.91        3.87        3.78
          65 and 60                 4.16         4.03        3.96        3.78
          65 and 65                 4.26         4.15        4.10        3.94
          70 and 65                 4.61         4.43        4.35        4.11
          70 and 70                 4.76         4.61        4.54        4.35

        * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant and his or her spouse are the Annuitants.

Form G.2444B                         (33)

            (c) Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. If the Annuitant dies within the term certain period, the commuted value of the remaining annuity payments will be paid to the Employer or to such other person or persons as the Employer may designate, if such payment is requested by the Employer. If the Employer does not request payment of the commuted value, annuity payments will continue, but in no event for more than 15 years after the death of the Annuitant. If more than 15 years remains of the term certain period, the remaining payments will be changed to the actuarially equivalent amounts to adjust for the decreased number of payments. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

     Annuitant's Exact                Monthly Annuity Payment per $1,000 of
     Age on Date of                   Consideration if Term Certain Period is:
                                      ----------------------------------------
     Purchase of Annuity              10 Years                  15 Years
     -------------------              --------                  --------
              55                       $3.83                      $3.80
              56                        3.89                       3.85
              57                        3.95                       3.91
              58                        4.01                       3.97
              59                        4.08                       4.03
              60                        4.15                       4.10
              61                        4.23                       4.17
              62                        4.31                       4.24
              63                        4.39                       4.31
              64                        4.48                       4.39
              65                        4.57                       4.47
              66                        4.67                       4.55
              67                        4.77                       4.64
              68                        4.88                       4.73
              69                        4.99                       4.82
              70                        5.11                       4.92

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant or his or her spouse is the Annuitant.

Form G.2444B                         (34)

            (d)  Term Certain Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity to the date of the last payment before the expiration of the term certain period. The term certain period must be at least 5 years. If the Annuitant dies within the term certain period, the commuted value of the remaining annuity payments will be paid to the Employer or to such other person or persons as the Employer may designate, if such payment is requested by the Employer. If the Employer does not request payment of the commuted value, annuity payments will continue, but in no event for more than 15 years after the death of the Annuitant. If more than 15 years remains of the term certain period, the remaining payments will be changed to the actuarially equivalent amounts to adjust for the decreased number of payments. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

                    Monthly Annuity Payment per $1,000 of Consideration if Term
                    Certain Period is:
                    ------------------
                    10 Years             15 Years             20 Years
                    --------             --------             --------
                     $9.37                $6.70                $5.37

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Unless the Annuitant is the Participant, the term certain period may not exceed 15 years.

Form G.2444B                         (35)

                                                                EXHIBIT 4(F) (I)

Filed with Post-Effective Amendment No. 9 to this Registration Statement on Form N-4 on March 1, 1990.

               [LOGO OF METLIFE APPEARS HERE] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
               One Madison Avenue--New York, New York 10010-3690

________________________________________________________________________________
Contractholder
          Trustee of the Metropolitan Group Annuity Contracts Trust
________________________________________________________________________________
Group Annuity Contract No.                      Issue Date
        10623-4                                 January 1, 1990
________________________________________________________________________________

NOTICE:   ANY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT THAT ARE BASED ON
THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND SPECIFIC DOLLAR AMOUNTS ARE NOT GUARANTEED. THE DOLLAR AMOUNTS OF SUCH PAYMENTS AND VALUES WILL INCREASE OR DECREASE, AS SET OUT IN THIS CONTRACT, DEPENDING UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

In Consideration of payments Metropolitan receives under this Contract,

                  Metropolitan Life Insurance Company
                               ("Metropolitan"),

Agrees to make payments, and to pay annuities bought, under this Contract, in accordance with and subject to its terms.

Therefore, the Contractholder and Metropolitan execute this Contract in duplicate to take effect as of the Issue Date.

                                      Metropolitan Life Insurance Company
_________________________________


_________________________________
Signature

_________________________________
Title

_________________________________     ________________________________________
Witness                               Registrar

_________________________________     ________________________________________
Date                                  Date

_________________________________     ________________________________________
City and State                        City and State


       THE FIXED INTEREST ACCOUNT PORTION OF THIS CONTRACT IS NONPARTICIPATING AND NO DIVIDENDS ARE PAYABLE. SEE SECTION A13.1.

IRC Section 457 Group Annuities
Separate Account E
Nonparticipating Annuities

Form G.2444B-2

               [LOGO OF MET LIFE APPEARS HERE] METROPOLITAN LIFE
                           AND AFFILIATED COMPANIES

                      METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
               One Madison Avenue--New York, New York 10010-3690

________________________________________________________________________________
Contractholder
          Trustee of the Metropolitan Group Annuity Contracts Trust
________________________________________________________________________________
Group Annuity Contract No.                      Issue Date
        10623-4                                 January 1, 1990
________________________________________________________________________________

NOTICE:   ANY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT THAT ARE BASED ON
THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND SPECIFIC DOLLAR AMOUNTS ARE NOT GUARANTEED. THE DOLLAR AMOUNTS OF SUCH PAYMENTS AND VALUES WILL INCREASE OR DECREASE, AS SET OUT IN THIS CONTRACT, DEPENDING UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

In Consideration of payments Metropolitan receives under this Contract,

                      Metropolitan Life Insurance Company
                               ("Metropolitan"),

Agrees to make payments, and to pay annuities bought, under this Contract, in accordance with and subject to its terms.

Therefore, the Contractholder and Metropolitan execute this Contract in duplicate to take effect as of the Issue Date.

                                    Metropolitan Life Insurance Company
________________________________


________________________________
Signature

________________________________
Title

________________________________    __________________________________________
Witness                             Registrar

________________________________    __________________________________________
Date                                Date

________________________________    __________________________________________
City and State                      City and State


       THE FIXED INTEREST ACCOUNT PORTION OF THIS CONTRACT IS NONPARTICIPATING AND NO DIVIDENDS ARE PAYABLE. SEE SECTION A13.1.

IRC Section 457 Group Annuities
Separate Account E
Nonparticipating Annuities

Form G.2444B-2

                                   CONTENTS


                      SECTION A - Fixed Interest Account

Section                                                                   Page
-------                                                                   ----
  Al.        Introduction............................................       2

  A2.        Payments to Metropolitan................................       3

  A3.        Maintenance of the Fixed Interest Account...............       4

  A4.        Interest Credited to the Fixed Interest Account.........       4

  A5.        Participants' Fixed Interest Account Balance............       5

  A6.        Withdrawals from Participants' Fixed Interest
                     Account Balance.................................       5

  A7.        Withdrawals from the Fixed Interest Account
                     to pay Administrative Charges...................       6

  A8.        Withdrawals from the Fixed Interest Account
                     to Purchase Annuities...........................       7

  A9.        Withdrawals from the Fixed Interest Account
                     to make Transfers to the Separate Account
                     or Payments to Employers or to Other Funding
                     Vehicles........................................       7

  A10.       Withdrawals from the Fixed Interest Account
                     after a Participant Dies........................       8

  All.       Fixed Interest Account Early Withdrawal Charges.........       9

  A12.       Annuity Purchases.......................................      10

  A13.       General Provisions......................................      11

  A14.       Annuity Purchase Rates..................................      13

                         Section B - Separate Account

Section                                                                   Page
-------                                                                   ----
  B1.        Introduction............................................      17

  B2.        Payments to Metropolitan................................      20

  B3.        Maintenance of the Separate Account.....................      21

  B4.        Valuation of Assets in Investment Divisions.............      21

  B5.        Metropolitan's Right to Make Changes....................      22

  B6.        Participants' Separate Account Balance..................      22

  B7.        Withdrawals from Investment Divisions...................      23

  B8.        Withdrawals from the Separate Account to Purchase
                     Annuities.......................................      24

  B9.        Withdrawals from the Investment Divisions to make
                     Transfers to the Fixed Interest Account or
                     to Other Investment Divisions or Payments
                     to Employers or to Other Funding Vehicles.......      24

  B10.       Withdrawals from the Separate Account after
                     a Participant Dies..............................      26

  B11.       Separate Account Early Withdrawal Charges...............      26

  B12.       Annuity Purchases.......................................      27

  B13.       General Provisions......................................      29

  B14.       Annuity Purchase Rates..................................      31

                       Section A. Fixed Interest Account

Section A1.  Introduction

     A1.1 "Account Balance" means the entire amount held at any particular time by Metropolitan under this Contract on account of a Participant. "Fixed Interest Account Balance" means the amount held at any particular time by Metropolitan in the Fixed Interest Account on account of a Participant. These accounts are for bookkeeping purposes only and do not create any ownership rights in the Participant. The Employer will be the sole owner of all Account Balances and will have the exclusive right to all benefits therefrom.

     A1.2 "Annuitant" means a person upon whose life an annuity has been purchased by an Employer under this Contract.

     A1.3 "Designated Office" means Metropolitan's Home Office at One Madison Avenue, New York, New York 10010 or such other location or locations as Metropolitan may designate in place of its Home Office.

     A1.4 "Employee" means any person who is eligible to participate in the Employer's Plan pursuant to its terms, but does not include independent contractors as defined in Section 457 of the Internal Revenue Code of 1986 as from time to time amended ("the Code").

     A1.5 "Employer" means an employer that has established a Plan pursuant to Section 457 of the Code and that has arranged with Metropolitan to utilize this Contract for the purchase of annuities under the Plan, but does not include Rural Electric Cooperatives or nongovernmental tax-exempt organizations as defined in Sections 457 and 501, respectively, of the Code. Any provisions of this Contract permitting an Employer to make payments, request withdrawals, or take any other action with respect to a Participant or his or her Account Balance or Fixed Interest Account Balance apply only to the Employer that has arranged with Metropolitan to utilize this Contract with respect to that Participant.

     A1.6 "Fixed Interest Account" means the account Metropolitan will establish under this Contract and to which it will add the payments it receives that are allocated to the Fixed Interest Account. The Fixed Interest Account is part of Metropolitan's general account.

     A1.7 "Participant" means any Employee of an Employer with respect to whom Metropolitan has accepted a payment under this Contract. A person will cease to be a Participant at such time as Metropolitan is no longer holding any Account Balance on account of such person.

     A1.8    "Deposits" means the money received under this contract.

Form G.2444B-2                       (2)

     A1.9 "Deposit Year" means the initial period during which the declared interest rate for the Fixed Interest Account is credited on that deposit and each following one year period.

     A1.10 "Plan" means any plan which meets the requirements of Section 457 of the Code.

     A1.11 The meanings of an "Accumulation Unit", a "Valuation Period", the "Separate Account", and the "Investment Divisions" of the Separate Account are given in Section B1 of this Contract. These terms have the same meaning when used in this Section A.

Section A2.  Payments to Metropolitans

     A2.1 Metropolitan will accept under this Contract for addition to the Fixed Interest Account each amount allocated to the Fixed Interest Account pursuant to Section A2.2 that may be contributed or transferred to this Contract under the Code. The Employer will identify the Participant on behalf of whom the payment is made.

             Payments to Metropolitan under this Contract are subject to the following conditions

             (a) Metropolitan has the right to refuse to accept any deposits that total more than $500,000 on account of a Participant. Metropolitan reserves the right to change this $500,000 maximum at any time.

             (b) Metropolitan has the right to refuse to accept any further payments on account of a Participant and to make payment to the Employer as, if it had requested withdrawal of the Participant's entire Account Balance, if (i) more than three years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $2,000.

             (c) Metropolitan will accept no further payments under this Contract on account of any Participant who is not employed by an Employer.

             (d) Metropolitan has the right to refuse to accept any payments on account of a person unless the initial payment is received by Metropolitan within 190 days after such person directs his or her Employer to utilize this Contract on his or her behalf.

             (e) Metropolitan will accept no payments under this Contract on account of any person until (i) Metropolitan has received the Employer's request that this Contract be utilized for that person, and (ii) Metropolitan has entered that person's name on its records under this Contract. Any amounts received by Metropolitan on account of a person before the last to occur of these conditions will not be accepted until both of these conditions have occurred.

Form G.2444B-2                        (3)

     A2.2 The Employer will direct Metropolitan whether payments accepted under this Contract on the Participant's account are to be added to the Fixed Interest Account. The direction will specify whether all, none, or a part (which must be given as a whole percentage) of such payments are to be added to the Fixed Interest Account. The Employer may change the allocation direction as to future payments with respect to a Participant by notice to Metropolitan. Such change will take effect within 7 business days after the notice is received by Metropolitan or, if later, on the date specified in the notice if such date is no more than 30 days after Metropolitan's receipt of the notice.

Section A3.  Maintenance of the Fixed Interest Account

     A3.1 Metropolitan will establish subparts in the Fixed Interest Account as follows for a Participant Metropolitan will establish a subpart in the Fixed Interest Account as of the first day of receipt of each Deposit. The subpart established as of the initial Deposit will be designated subpart 1 and the subparts established thereafter will continue to be numbered consecutively.

     A3.2 Metropolitan will credit to subpart 1 the declared interest rate in effect when the initial Deposit is received. This rate will be credited from the day of receipt until the last day of the month in which the anniversary of that Deposit occurs. Each following Deposit Year will be for a twelve month period.

     A3.3 Each amount to be added to the Fixed Interest Account will be added to the most recently established subpart as of the date that the amount is accepted by Metropolitan or transferred to the Fixed Interest Account.

Section A4.  Interest Credited to the Fixed Interest Account

     A4.1 Metropolitan will credit interest on amounts while in the Fixed Interest Account at a daily compound rate for the period from the date of addition to the subpart up to, but not including, due date of withdrawal from such subpart.

Form G.2444B-2                        (4)

     A4.2 Before the establishment of each subpart Metropolitan will determine the rate of interest that it will credit on amounts while in such subpart. The initial rate of interest credited on amounts in a subpart will remain in effect without change from the date of establishment of the subpart to the end of the month in which the anniversary of the subpart occurs. New rates will be set at the end of the initial period and each year thereafter.

     A4.3 In no event will any rate of interest credited on amounts while in any subpart be less than an effective annual rate of 3%.

Section A5.  Participants' Fixed Interest Account Balances

     A5.1 Metropolitan will maintain records of any amount held in the Fixed Interest Account on account of each Participant.

     A5.2 Not less often than once in each twelve month period Metropolitan will send to the Employer of each Participant a statement of that Participant's Fixed Interest Account Balance.

     A5.3 Any amounts in a Participant's Fixed Interest Account Balance, including any interest earned, shall be and remain solely the property of the Employer, subject only to the claims of the Employer's general creditors. Nothing in this Contract shall be construed to give any Participant at any time a security interest in a Fixed Interest Account Balance, nor shall this Contract be construed so as to place any Fixed Interest Account Balance in trust with the Employer for the benefit of any Participant. Fixed Interest Account Balances will not be deemed to be collateral security for the payment of benefits under the Employer's Plan and will be available to the Employer to meet its general obligations.

Section A6.  Withdrawals from Participants' Fixed Interest Account Balances

     A6.1 Metropolitan will make withdrawals from the Participants' Fixed Interest Account Balances in order to

             (a)  pay administrative charges pursuant to Section A7,

             (b)  purchase annuities pursuant to Section A8,

             (c) Make transfers to the Separate Account and payments pursuant to Section A9, and

             (d) Make payment or purchase an annuity pursuant to Section A10 after the death of a Participant.

     A6.2 Any such withdrawal will be made as of the date Metropolitan receives the direction to make the withdrawal or as of any later date specified in the direction except that

             (a) if the date specified is more than 180 days after the date Metropolitan receives the direction, or if the Participant dies before the date specified, Metropolitan will not make the withdrawal,

Form G.2444B-2                        (5)

             (b) any other withdrawals taking effect before the date specified will be made first,

             (c) if the withdrawal, is made in order to transfer amounts to the Separate Account, and a Valuation Period does not end on the date as of which the withdrawal would normally be made under this Section A6.2, the withdrawal will be made as of the next following date on which a Valuation Period ends,

             (d) if the withdrawal is made in order to purchase an annuity, the withdrawal will be made as of the date the annuity is to be purchased pursuant to Section A12.1(d), subject to the provisions of Section A6.2(e),

             (e) if the withdrawal is made pursuant to Section A9.2, or A10, the withdrawal will be made as of the date on which Metropolitan receives due proof that the conditions specified in any such section have been met,

             (f) if the withdrawal is made pursuant to Section A7, A9.3, or A9.4, it will be made as of the date determined by Metropolitan.

             As required by law, Metropolitan reserves the right to defer any such withdrawal for not more than six months. (Metropolitan does not presently anticipate exercising this right.)

     A6.3 Any partial withdrawal will be charged against the lowest numbered subpart in which all or a portion of the Participant's Fixed Interest Account Balance is maintained and then, to the extent necessary, successively against higher numbered subparts on a first in first out basis.

     A6.4 Any withdrawal will completely discharge Metropolitan's liability with respect to the amount withdrawn from the Fixed Interest Account.

Section A7.  Withdrawals from the Fixed Interest Account to pay
             Administrative Charges

     A7.1 Once each deposit year Metropolitan will withdraw an administrative charge from the Participant's Fixed Interest Account Balance if the Fixed Interest Account Balance for the previous 12 months has been less than $10,000 and no Deposits have been received during that time period. However, if the Participant s entire Account Balance is withdrawn to make payment to the Employer or to another funding vehicle pursuant to Section A9, the Fixed Interest Account Balance will not be reduced before the withdrawal is made by the amount of any unpaid administrative charge. Any such charge will be in addition to any early withdrawal charge.

Form G.2444B-2                        (6)

     A7.2 The administrative charge will be $20 per year, imposed at the end of a deposit year in which the Participant has a Fixed Interest Account Balance. However, in any year the administrative charge will be waived to the extent necessary to guarantee preservation of a Fixed Interest Account Balance at least equal to the payments that were added to the Fixed Interest Account with respect to the participant minus any withdrawals (other than to pay administrative charges) from the Fixed Interest Account.

     A7.3 Metropolitan reserves the right to change the administrative charge on any anniversary of the Issue Date upon 90 days notice to the Employer.

Section A8.  Withdrawals from the Fixed Interest Account to Purchase Annuities

     A8.1 The employer may at any time direct Metropolitan to withdraw the entire Account Balance of a Participant, and apply such balance to purchase an annuity in accordance with Section A12. No early withdrawal charge will be imposed in connection with such withdrawal.

Section A9.  Withdrawals from the Fixed Interest Account to make Transfer to the
             Separate Account or Payments to Employers or to Other Funding Vehicles

     A9.1 The Employer may at any time direct Metropolitan to withdraw all, a specified whole percentage, or a specified dollar amount of Participant's Fixed Interest Account Balance in order to

             (a)  make a transfer to the Separate Account,

             (b)  make payment to the Employer, or

             (c) make payments to entities providing annuities or other funding vehicles under the Plan or to a different Plan if such payment is permitted under Section 457 of the Code.

             (d) make a Transfer to the Separate Account from the Fixed Interest Account. If, after any withdrawal and payment, (i) the Participant's entire Account Balance would be less than $2,000 and (ii) more than three years have elapsed since the date Metropolitan received the last amount on account such Participant, Metropolitan has the right to make payment as if the Trustee's direction had applied to the entire Account Balance of the Participant.

             An early withdrawal charge will be imposed upon the Fixed Interest Account Balance in connection with a withdrawal under this Section A9.1 ( except for A9.1 (d) ) unless

             (a) the Participant's Deposit in a subpart has been in this Contract for at least 7 full uninterrupted deposit years on or before the date the withdrawal is made, or

Form G.2444B-2                        (7)

                  (b)  Section A9.2, A9.4 or A9.5 applies to the withdrawal.

             The amount of the early withdrawal charge will be as specified in Section A11.

     A9.2 The Employer may direct Metropolitan to withdraw a Participant's entire Account Balance and have such amount paid to the Participant without the imposition of an early withdrawal charge if

             (a) the Participant becomes totally disabled as defined under the Federal Social Security Act, and

             (b) the Employer submits to Metropolitan due proof of such disability.

     A9.3 Metropolitan may withdraw a Participant's entire Account Balance and make payment to the Employer as if the Employer had requested withdrawal of the Participant's entire Account Balance if (i) more than three years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $2,000.

             An early withdrawal charge will be imposed upon the Fixed Interest Account Balance in connection with the withdrawal unless the Participant's Deposit in a subpart has been in this Contract for at least 7 full uninterrupted deposit years on or before the date the withdrawal is made.

             The amount of the early withdrawal charge will be as specified in Section All.

     A9.4 When any Participant attains age 70 1/2, distribution of the Participant's entire Account Balance may commence no later than April 1 of (i) the year following the year in which the Participant attains age 70 1/2, or (ii) the year in which the Participant retires.

             No early withdrawal charge will be imposed in connection with such distributions.

Section A10. Withdrawals  from  the Fixed Interest Account after a Participant
             Dies

     A10.1 After Metropolitan's receipt of due proof of a Participant's death, Metropolitan will withdraw the greater of (a) the value of the Participant's entire Account Balance as of the date due proof is received, or (b) the total of all payments made to Metropolitan on account of the Participant less any partial withdrawals, and pay such amount to the Employer. However, the Employer may, instead, elect to have this amount applied to purchase an annuity in accordance with Section A12. In either case no early withdrawal charge will be imposed in connection with such withdrawal.

Form G.2444B-2                        (8)

Section All. Fixed Interest Account Early Withdrawal Charges

     A11.1 The early withdrawal charge imposed pursuant to Section A9.1 or A9.3 in connection with a withdrawal from Fixed Interest Account Balance will be equal to

             (a) that part of the amount used to make a transfer or payment that is not exempt (under Section A11.2 or A11.3) from the early withdrawal charge, divided by

             (b)  the applicable factor from of the table below,

             (c)  minus the requested withdrawal amount

             but only if the Participant's Fixed Interest Account Balance remaining after the withdrawal is at least equal to the early withdrawal charge. In such case Metropolitan will make the transfer or payment directed by the Employer, and then withdraw the early withdrawal charge from the remaining Fixed Interest Account Balance.

             If the Participant's Fixed Interest Account Balance, if any, that would have remained after the transfer or payment directed by the Employer is less than this early withdrawal charge (i.e., there would not be enough left to pay the charge) Metropolitan will instead withdraw from the Participant's Fixed Interest Account Balance, to make the transfer or payment directed by the Employer, both

             (a) any amounts exempt from the early withdrawal charge pursuant to Sections A11.2 and A11.3, and

             (b) an amount equal to the remaining Fixed Interest Account Balance multiplied by the applicable factor from the table below.

             Metropolitan will then withdraw the remaining Fixed Interest Account Balance as the early withdrawal charge.

             Withdrawal charges shown in the following table are imposed on each Deposit.

                  Years Between End of
                  Month of Receipt of
                  Purchase Payment and
                  Date of Withdrawal
                  --------------------
                              1 or less                           .93
                              2 or less, but more than 1          .94
                              3 or less, but more than 2          .95
                              4 or less, but more than 3          .96
                              5 or less, but more than 4          .97
                              6 or less, but more than 5          .98
                              7 or less, but more than 6          .99
                              thereafter                         1.00

Form G.2444B-2                        (9)

     A11.2 If no previous withdrawal has been made from any part of the Participant's Account Balance (whether in the Fixed Interest Account or the Separate Account) during a deposit year, other than to make transfers from or within the Separate Account, or to pay administrative charges, an amount up to 10% of the Participant's Fixed Interest Account Balance may be withdrawn, subject to the provisions of Section A9, without any early withdrawal charge being imposed.

Section A12. Annuity Purchases

     A12.1 If an election is made under this Contract to have the Participant's entire Account Balance applied to purchase an annuity, Metropolitan will require the following information

             (a) The social security number, date of birth and address of the Annuitant and, if applicable, the social security number, name, address and date of birth of any survivor Annuitant. Metropolitan has the right to require evidence, satisfactory to itself, of dates of birth. The Annuitant will be the Participant unless the annuity is purchased pursuant to Section A10, in which case the Annuitant will be designated by the Employer.

             (b) The form of annuity selected, which will be one of those set forth in Section A14 or any other form of annuity agreed upon by Metropolitan.

             (c) Whether annuity payments are to be made monthly, quarterly, semi-annually or annually.

             (d) The purchase date of the annuity which will be a date not less than 30 nor more than 180 days after the date Metropolitan receives the election along with all required information. If, however, the annuity is purchased by the Employer after the death of a Participant, the purchase date will be the date Metropolitan received due proof of the Participant's death. The purchase of an annuity for a Participant covered under the provisions of the next paragraph will be in accordance with such provisions.

             For any Participant who has attained age 70 1/2 if the Annuitant is the Participant the purchase date of the annuity may be no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2 or (ii) the year in which the Participant retires or (iii) such later date as the Code may permit.

             Regardless of the mode of annuity payment chosen, the first annuity payment will be made as of the purchase date of the annuity.

             (e) The name and address of the person to whom annuity payments are to be made. The Employer will be the owner of any annuity purchased.

Form G.2444B-2                       (10)

     A12.2 The Consideration of an annuity will be the amount applied pursuant to Section A8 or A10, to purchase the annuity, reduced by any applicable premium tax.

     A12.3 Metropolitan will determine the payment under the annuity as of the purchase date of the annuity by applying the Consideration to the rate set forth in Section A14 for the form of annuity selected by the Employer. If payments are to be made other than monthly, the amounts shown in Section A14 will be adjusted to the actuarially equivalent amounts for the frequency of payments elected. If the monthly rate of an annuity would be less than $50 (regardless of whether or not monthly annuity payments were elected), Metropolitan will have the right to refuse to make the annuity purchase and, instead, to pay to the Employer the amount that would otherwise be applied to purchase the annuity, before any reduction on account of premium tax.

     A12.4 If at the time of an annuity purchase Metropolitan has in effect for contracts in the same class as this Contract annuity purchase rates more favorable to the Employer than those set forth for purchase of annuities in Section A14, Metropolitan will apply the more favorable rates in place of those set forth in Section A14.

     A12.5 Metropolitan has the right as of any anniversary of the Issue Date to change the annuity purchase rates set forth in Section A14. No such change will apply to any annuity purchased with the Account Balance of any person who was a Participant under this Contract as of the day immediately preceding the effective date of any such change.

     A12.6 Metropolitan will issue a certificate for delivery to each Employer that purchases an annuity. Such certificate will describe the annuity purchased by the Employer.

     A12.7 If there has been a misstatement as to any Annuitant, Metropolitan will not pay more annuity benefits than would have been provided if the correct information has been given. Any overpayment or underpayment of an annuity, together with interest, will be deducted from or added to, respectively, future annuity payments. The interest rate will be that used to determine the annuity purchase rates for the annuity purchased.

     A12.8 If Metropolitan is holding any Separate Account Balance on account of a Participant, the amounts applied to purchase an annuity under Section B13 will be combined with those applied to purchase an annuity under this Section A12, and only a single annuity will be purchased with the combined amounts.

Section A13. General Provisions

     A13.1 The Fixed Interest Account Section of this Contract is non-participating. Metropolitan will not declare any dividend to which this Fixed Interest Account Section of the Contract may be entitled.

Form G.2444B-2                       (11)

     A13.2 The Employer may change the person to whom annuity payments are to be made by notice to Metropolitan. Upon Metropolitan's receipt of the notice the change will take effect as of the date the notice was signed, but without prejudice to Metropolitan on account of any payment it made before it received the notice or so soon after such receipt that payment could not reasonably be stopped.

     A13.3 This Contract is the entire contract between the parties. The Contractholder's statements will be deemed representations and not warranties. No sales representative or other person, except an authorized officer of Metropolitan, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provision of this Contract or any certificate may be made effective on behalf of Metropolitan only by the authorized officer of Metropolitan.

     A13.4 The Employer's rights under this Contract are nontransferable and nonforfeitable to the extent permitted by law.

             The amounts payable under this Contract are equal to at least the minimums required by any applicable law.

     A13.5 Metropolitan has no obligation to inquire as to the authority of any payee to receive any payments made under this Contract or to inquire into or see to such payee's application of any amounts so paid. Any direction for a withdrawal must be in a form satisfactory to Metropolitan.

     A13.6 All communications under this Contract and any amendment, modification or waiver of this Contract will be in writing. All payments and communications to Metropolitan shall be directed to its Designated Office. Metropolitan will not be deemed to have received a payment or communication until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communications will be deemed to have been received when actually received in accordance with such procedures.

     A13.7 The sole responsibility of the Contractholder is to serve as party to this Contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The Contractholder will have no responsibility to any Employer, Participant or Annuitant. Any obligations arising out of this Contract with respect to such persons will be Metropolitan's.

     A13.8 This Contract will cease upon Metropolitan's fulfillment of all its duties and obligations hereunder.

Form G.2444B-2                       (12)

Section A14. - Annuity Purchase Rates

            (a)  Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments to the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

            Annuitant 's Exact
            Age on Date of                                   Monthly Annuity Payment
            Purchase of Annuity                              per $1,000 of Consideration
            -------------------                              ---------------------------
                    55                                                 $3.85
                    56                                                  3.91
                    57                                                  3.98
                    58                                                  4.05
                    59                                                  4.12
                    60                                                  4.19
                    61                                                  4.27
                    62                                                  4.36
                    63                                                  4.45
                    64                                                  4.54
                    65                                                  4.64
                    66                                                  4.75
                    67                                                  4.86
                    68                                                  4.99
                    69                                                  5.11
                    70                                                  5.25

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant or his or her spouse is the Annuitant.

Form G.2444B-2                       (13)

            (b) Joint and Survivor Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annuitants. Annuity payments due after the primary Annuitant's death are a specified percentage, not greater than 100%, of the annuity payments due before the death of the primary Annuitant. No payments will be made after the death of the survivor Annuitant.

                                  Monthly Annuity Payment to Male Primary Annuitant
                                  per $1,000 of Consideration if Percentage of
     Annuitants' Exact            Monthly Annuity Payment Payable to Survivor
     Ages on Date of              Annuitant is:
                                  -----------------------------------------------
     Purchase of Annuity*              50%        66 2/3%      75%     100%
     ---------------------             ---        -------      ---     ----
         55 and 60                    $3.68        $3.63      $3.60   $3.52
         60 and 55                     3.83         3.72       3.67    3.52
         60 and 60                     3.91         3.82       3.78    3.66
         60 and 65                     3.97         3.91       3.87    3.78

         65 and 60                     4.16         4.03       3.96    3.78
         65 and 65                     4.26         4.15       4.10    3.94

         70 and 65                     4.61         4.43       4.35    4.11
         70 and 70                     4.76         4.61       4.54    4.35

       * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age.

On request Metropolitan will furnish rates not shown above.


       * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant and his or her spouse are the Annuitants.

Form G.2444B-2                       (14)

            (c) Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. If the Annuitant dies within the term certain period the commuted value of the remaining annuity payments will be paid to the Employer or to such other person or persons as the Employer may designate, if such payment is requested by the Employer. If the Employer does not request payment of the commuted value, annuity payments will continue, but in no event for more than 15 years after the death of the Annuitant. If more than 15 years remains of the term certain period, the remaining payments will be adjusted to the actuarially equivalent amounts to adjust for the decreased number of payment. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

     Annuitant's Exact        Monthly Annuity Payment per $1,000 of Con-
     Ages on Date of          sideration if Term Certain Period is:
                              ------------------------------------------
     Purchase of Annuity      10 Years                           15 Years
     -------------------      --------                           --------
              55               $3.83                               $3.80
              56                3.89                                3.85
              57                3.95                                3.91
              58                4.01                                3.97
              59                4.08                                4.03
              60                4.15                                4.10

              61                4.22                                4.17
              62                4.31                                4.24
              63                4.39                                4.31
              64                4.48                                4.39
              65                4.57                                4.47

              66                4.67                                4.55
              67                4.77                                4.64
              68                4.88                                4.73
              69                4.99                                4.82
              70                5.11                                4.92

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant or his or her spouse is the Annuitant.

Form G.2444B-2                   (15)

          (d)  Term Certain Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity to the date of the last payment before the expiration of the term certain period. The term certain period must be at least 5 years. If the Annuitant dies within the term certain period, the commuted value of the remaining annuity payments will be paid to the Employer or to such other person or persons as the Employer may designate, if such payment is requested by the Employer. If the Employer does not request payment of the commuted value, annuity payments will continue, but in no event for more than 15 years after the death of the Annuitant. If more than 15 years remains of the term certain period, the remaining payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

                              Monthly Annuity Payment per $1,000 of
                              Consideration if Term Certain Period is:
                              -------------------------------------------
                              10 Years         15 Years       20 Years
                              --------         --------       --------
                               $9.37            $6.70          $5.37

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Unless the Annuitant is the Participant the term certain period may not exceed 15 years.

Form G.2444B-2                       (16)

                          Section B. Separate Account

Section B1. Introduction

     B1.1 "Account Balance" means the entire amount held at any particular time by Metropolitan under this Contract on account of a Participant. "Separate Account Balance" means the amount held at any particular time by Metropolitan in the Separate Account under this Contract on account of a Participant. These accounts are for bookkeeping purposes only and do not create any ownership rights in the Participant. The Employer will be the sole owner of all Account Balances and will have the exclusive right to all benefits therefrom.

     B1.2 "Annuitant" means a person upon whose life an annuity has been purchased by an Employer under this Contract.

     B1.3 "Designated Office" means Metropolitan's Home Office at One Madison Avenue, New York, New York 10010 or such other location or locations as Metropolitan may designate in place of its Home Office.

     B1.4 "Employee" means any person who is eligible to participate in the Employer's Plan pursuant to its terms, but does not include independent contractors as defined in Section 457 of the Internal Revenue Code of 1986 as from time to time amended ("the Code").

     B1.5 "Employer" means an employer that has established a Plan pursuant to Section 457 of the Code and that has arranged with Metropolitan to utilize this contract for the purchase of annuities under the Plan, but does not include Rural Electric Cooperatives or nongovernmental tax-exempt organizations as defined in Sections 457 and 501, respectively, of the Code. Any provisions of this Contract permitting an Employer to make payments, request withdrawals, or take any other action with respect to a Participant or his or her Account Balance or Separate Account Balance apply only to the Employer that has arranged with Metropolitan to utilize this Contract with respect to that Participant.

     B1.6 "Participant" means any Employee of an Employer with respect to whom Metropolitan has accepted a payment under this Contract. Metropolitan has the right at any time on or after the fifth anniversary of the Issue Date to refuse to allow additional Employees to become participants. A person will cease to be a Participant at such time as Metropolitan is no longer holding any Account Balance on account of such person.

     B1.7 "Plan" means any plan which meets the requirements of Section 457 of the Code.

Form G.2444B-2                       (17)

     B1.8 "Separate Account" means Metropolitan Life Separate Account E. This is an investment account established and maintained by Metropolitan, separate from its general account or other separate accounts. Metropolitan will add to the Separate Account the payments it accepts under this Contract that are allocated to the Separate Account. Amounts may also be allocated to the Separate Account pursuant to certain other contracts of Metropolitan as may be determined by it.

             Metropolitan owns the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business Metropolitan conducts. Metropolitan may from time to time transfer to its general account assets in excess of such reserves and liabilities.

             Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to Metropolitan' s other income, gains, or losses.

             The Separate Account will be valued at the end of each Valuation Period.

     B1.9 A "Valuation Period" is the period between two successive valuations of the assets in the Separate Account. Valuations will be made once each day that the New York Stock Exchange is open for trading. Metropolitan reserves the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

     B1.10 The "Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company.

     B1.11 Metropolitan will maintain the Separate Account in Investment Divisions corresponding to the separate portfolios in the investment company. As of April 29, 1990, there are five available Investment Divisions corresponding to the five portfolios of the Metropolitan Series Fund, Inc. (the "Fund") as of April 29, 1990, viz., the Growth Portfolio, the Income Portfolio, the Money Market Portfolio, the Diversified Portfolio, the Aggressive Growth Portfolio and the Stock Index Portfolio. These Investment Divisions and portfolios are described below:

             Division 1 -  Growth Portfolio - The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

FORM G.2444B-2                       (18)

             Division 2 -  Income Portfolio - The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high-quality debt securities.

             Division 3 -  Diversified Portfolio - The investment objective of this portfolio is to achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof at the discretion of State Street Research.

             Division 4 -  Stock Index Portfolio - The investment objective of the Stock Index Portfolio is to equal the performance of the Standard & Poor's 500 stock index (adjusted to assume reinvestment of dividends) by investing in the common stock of companies which are included in the index.

             Division 5 -  Aggressive Growth Portfolio - The investment objective of this portfolio is to achieve maximum capital appreciation by investing primarily in common stocks (and equity and debt securities convertible into or carrying the right to acquire common stocks) of emerging growth companies, undervalued securities or special situations.

             Investment returns will reflect fluctuations in market value of securities. The current Fund prospectus should be consulted for a complete description of the Fund and the designated portfolios.

     B1.12 An "Accumulation Unit" is the unit of measurement used in determining the value of amounts held in the Investment Divisions.

     B1.13 "Special Agreement" means an agreement executed by an Employer under which, in exchange for certain costs savings to Metropolitan, the charges to a Participant covered by the Special Agreement are reduced. "Special Agreement Participant" means a Participant covered by a Special Agreement.

Form G.2444B-2                       (19)

Section B2.  Payments to Metropolitan

     B2.1 Metropolitan will accept under this Contract for addition to the Separate Account each amount allocated to the Separate Account pursuant Section B2.2 that may be contributed or transferred to this Contract under the Code. The Employer will identify the Participant on behalf of whom the payment is made.

             Payments to Metropolitan under this Contract are subject to the following conditions

             (a) Metropolitan has the right to refuse to accept deposits that total more than $500,000 on account of a Participant. Metropolitan reserves the right to change this $500,000 maximum at any time.

             (b) Metropolitan has the right to refuse to accept any further payments on account of a Participant and to make payment to the Employer as if it had requested withdrawal of the Participant's entire Account Balance, if (i) more than three years have elapsed since the date Metropolitan received the last amount on account of such Participant, and (ii) such Participant's entire Account Balance is smaller than $2,000.

             (c) Metropolitan will accept no further payments under this Contract on account of any Participant who is not employed by an Employer.

             (d) Metropolitan has the right to refuse to accept any payments on account of a person unless the initial payment is received by Metropolitan within 190 days after the Employer has told Metropolitan that a payment would be made on such person's behalf.

             (e) Metropolitan will accept no payments under this Contract on account of any person until (i) Metropolitan has received the Employer's request that this Contract be utilized for that person; and (ii) Metropolitan has entered that person's name on its records under this Contract. Any amounts received by Metropolitan on account of a person before the last to occur of these conditions will not be accepted until both of these conditions have occurred.

     B2.2 The Employer will direct Metropolitan whether payments accepted under this Contract on a Participant's account are to be added to the Separate Account and, if so, to which Investment Division of the Separate Account. The direction will specify whether all, none, or a part (which must be given as a whole percentage) of such payments are to be added to each Investment Division of the Separate Account. The Employer may change the allocation direction as to future payments with respect to a Participant by notice to Metropolitan. Such change will take effect within 7 business days after the notice is received by Metropolitan or, if later, on the date specified in the notice if such date is no more than 30 days after Metropolitan's receipt of the notice.

Form G.2444B-2                       (20)

Section B3.  Maintenance of the Separate Account

     B3.1 Metropolitan will maintain its records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the previous Accumulation Unit value by that Investment Division's experience factor (see Section B4.2) for the Valuation Period. Metropolitan initially established the value of an Accumulation Unit in each Investment Division at $10.

     B3.2 Metropolitan will determine the number of Accumulation Units of an Investment Division that are purchased by an amount accepted for addition to such Investment Division by dividing that amount by the value of an Accumulation Unit in such Investment Division for the Valuation Period during which Metropolitan accepts payment of such amount or during which such amount is transferred to such Investment Division.

     B3.3 Any amount that is allocated to the Separate Account will be added to it and allocated to the designated Investment Division in the Separate Account as of the end of the Valuation Period during which such amount was accepted by Metropolitan or transferred to such Investment Division.

Section B4.  Valuation of Assets in Investment Divisions

     B4.1 The investment experience of an Investment Division is determined as of the end of each Valuation Period.

     B4.2 Metropolitan uses an experience factor to measure changes in each Investment Division's investment experience during a Valuation Period.

             The experience factor for a Valuation period in each Investment Division is calculated as follows

             (1) Metropolitan takes the net asset value per investment company share at the end of the current Valuation Period, adds the per share amount of any dividend or capital gain distribution paid by the investment company during the current Valuation Period, and subtracts any per share charge for taxes and reserve for taxes.

             (2) Metropolitan divides (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

             (3) Metropolitan subtracts a charge not to exceed .000034035 for each day in the Valuation Period. This charge is to cover the administrative expenses, and the mortality and expense risk charges assumed by Metropolitan under this Contract. For a Special Agreement Participant this charge will not exceed .000025905 for each day in the Valuation Period.

Form G.2444B-2                       (21)

Section B5.  Metropolitan's Right to Make Changes

     B5.1 Metropolitan reserves the right to make certain changes if, in Metropolitan's judgment, they would best serve the interests of participants in or owners of contracts such as this or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, Metropolitan will obtain the Employers' approval of the changes and approval from any appropriate regulatory authority.

             Examples of the changes Metropolitan may make include

             . To operate the Separate Account in any form permitted under the
               Investment Company Act of 1940, or in any other form permitted by law.

             . To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

             . To transfer any assets in an Investment Division to another
               Investment Division, or to one or more separate accounts, or to Metropolitan's general account, or to add, combine, or remove Investment Divisions in the Separate Account.

             . To substitute for the investment company shares held in any
               Investment Division the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

             . To change the way Metropolitan assesses charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if Metropolitan purchases investments (such as stocks and bonds) instead of buying shares or an investment company, Metropolitan will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

             . To make any necessary technical change in the underlying investments of an Investment Division to which amounts held under this Contract are allocated, Metropolitan will notify the Employer of such change. Employers may then make a new choice of Investment Divisions.

Section B6.  Participants' Separate Account Balances

     B6.1 Metropolitan will maintain records of any amount held in the Separate Account on account of each Participant. Such amount will be the sum of the amounts held with respect to the Participant in each Investment Division.

FORM G.2444B-2                       (22)

     B6.2 Not less often than once in each twelve month period Metropolitan will send to the Employer of each participant a statement of that Participant's Separate Account Balance.

     B6.3 Any amounts in a Participant's Separate Account Balance shall be and remain solely the property of the Employer, subject only to the claims of the Employer's general creditors. Nothing in this Contract shall be construed to give any Participant at any time a security interest in a Separate Account Balance, nor shall this Contract be construed so as to place any Separate Account Balance in trust with the Employer for the benefit of any Participant.

             Separate Account Balances will not be deemed to be collateral security for the payment of any benefits under the Employer's Plan and will be available to the Employer to meet its general obligations.

Section B7.  Withdrawals from Investment Divisions

     B7.1 Metropolitan will make withdrawals from the Participants' Separate Account Balance held in Investment Divisions in order to

             (a)  purchase annuities pursuant to Section B9,

             (b) make transfers to the Fixed Interest Account or to other Investment Divisions and make certain payments pursuant to Section B10, and

             (c) make payment or purchase an annuity pursuant to Section B11 after the death of a Participant.

     B7.2 Any such withdrawal will be made as of the date Metropolitan receives the direction to make the withdrawal or as of any later date specified in the direction except that

             (a) if a Valuation Period does not end on the date as of which the withdrawal would normally be made, the withdrawal will be made as of the next following date on which a Valuation Period ends,

             (b) if the date specified is more than 180 days after the date Metropolitan receives the direction, or if the Participant dies before the date specified, Metropolitan will not make the withdrawal,

             (c) any other withdrawals specified will be made first, taking effect before the date

             (d) if the withdrawal is made in order to purchase an annuity, the withdrawal will be made as of the end of the last Valuation Period ending immediately prior to the date the annuity is to be purchased pursuant to Section B13.1(d), subject to the provisions of Section B7.2(e),

FORM G.2444B-2                       (23)

             (e) if the withdrawal is made pursuant to Section B10.2 or B11, the withdrawal will be made as of the end of the Valuation Period during which Metropolitan receives due proof that the conditions specified in any such section have been met,

             (f) if the withdrawal is made pursuant to Section B10.3 or B10.4, it will be made as of the end of the Valuation Period determined by Metropolitan.

             Metropolitan will determine the value of the amount withdrawn based upon the value of an Accumulation Unit for the date as of which the withdrawal is made.

     B7.3 Any withdrawal will completely discharge Metropolitan's liability with respect to the amount withdrawn from the Investment Division.

Section B8   Withdrawals from the Separate Account to Purchase Annuities

     B8.1 The Employer many at any time direct Metropolitan to withdraw the entire Account Balance of a Participant, and apply such balance to purchase an annuity in accordance with Section B13. No early withdrawal charge will be imposed in connection with such withdrawal.

Section B9   Withdrawals from the Investment Divisions to make Transfers to the
             Fixed Interest Account or to Other Investment Divisions or Payments to Employers or to Other Funding Vehicles

     B9.1 The Employer may at any time direct Metropolitan to withdraw all, a specified whole percentage, or a specified dollar amount of a Participant's Separate Account Balance maintained in one or more Investment Divisions in order to

             (a) make a transfer to the Fixed Interest Account, or from an Investment Division in the Separate Account to one or more other Investment Divisions in the Separate Account.

             (b)  make payment to the Employer, or

             (c) make payments to entities providing annuities or other funding vehicles under the Plan or to a different Plan if such payment is permitted by Section 457 of the Code.

FORM G.2444B-2                       (24)

             Metropolitan will accept no direction that would result in a payment or transfer of less than $250 unless the direction applies to the Participant's entire balance maintained in an Investment Division of the Separate Account. If, after any withdrawal and payment, (i) the Participant's entire Account Balance would be less than $2,000, and (ii) more than three years have elapsed since the date Metropolitan received the last amount on account of such Participant, Metropolitan has the right to make payment as if the Employer's direction had applied to the entire Account Balance of the Participant.

             An early withdrawal charge will be imposed upon the Separate Account Balance in connection with a withdrawal under this Section B9.1 unless

             (a) the Participant's Deposit has been in this Contract for at least 7 full uninterrupted deposit years on or before the date the withdrawal is made, or

             (b)  Section B9.2 or B9.4 applies to the withdrawal, or

             (c) the withdrawal is to make a transfer among Investment Divisions or from the Separate Account to the Fixed Interest Account or

             (d)  the Participant is a Special Agreement Participant.

                  The amount of the early withdrawal charge will be as specified in Section B11.

     B9.2 The Employer may direct Metropolitan to withdraw a Participant's entire Account balance and have such amount paid to the Employer without the imposition of an early withdrawal charge if

             (a) the Participant becomes totally disabled as defined under the Federal Social Security Act, and

             (b) the Employer submits to Metropolitan due proof of such disability.

     B9.3 Metropolitan may withdraw a Participant's entire Account Balance and make payment to the Employer as if the Employer had requested a withdrawal of the Participant's entire Account Balance if (i) more than three years have elapsed since the date Metropolitan received the last amount on account of such Participant and (ii) such Participant's entire Account Balance is smaller than $2,000.

             An early withdrawal charge will be imposed upon the Separate Account Balance in connection with the withdrawal unless the Participants' Deposit has been in this Contract for at least 7 full uninterrupted deposit years on or before the date the withdrawal is made.

             The amount of the early withdrawal charge will be as specified in Section B11.

Form G.2444B-2                       (25)

     B9.4 When any Participant attains age 70 1/2, if the Annuitant is the Participant the purchase date of the annuity may be no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2 or (ii) the year in which the Participant retires.

             No early withdrawal charge will be imposed in connection with such distribution.

Section B10. Withdrawals from the Separate Account after a Participant Dies

     B10.1 After Metropolitan's receipt of due proof of a Participant's death, Metropolitan will withdraw the greater of (a) the value of the Participant's entire Account Balance as of the date due proof is received, or (b) the total of all payments made to Metropolitan on account of the Participant less any partial withdrawals, or (c) the value of the Participant's Separate Account Balance as of any prior quinquennial anniversary of participation under this contract less any subsequent withdrawals and administrative charges and pay such amount to the Employer. However, the Employer may, instead, elect to have this amount applied to purchase an annuity in accordance with Section A12. In either case no early withdrawal charge will be imposed in connection with such withdrawal.

Section B11. Separate Accounts Early Withdrawal Charges

             The early withdrawal charge imposed pursuant to Section B9.1 or B9.3 in connection with a withdrawal from an Investment Division will be equal to

             (a) that part of the amount used to make a transfer or payment that is not exempt (under Section B11.2) from the early withdrawal charge, divided by

             (b)  the applicable factor from the table below,

             (c)  minus the requested withdrawal amount.

             but only if the Participant's Separate Account Balance remaining in that Investment Division after the withdrawal is at least equal to the early withdrawal charge. In such case Metropolitan will make the transfer or payment directed by the Employer, and then withdraw the early withdrawal charge from the remaining Separate Account Balance in that Investment Division.

             If the Participant's Separate Account Balance, if any, that would have remained in an Investment Division after the transfer or payment directed by the Employer is less than this early withdrawal charge (i.e., there would not be enough left to pay the charge) Metropolitan will instead withdraw from that Investment Division, to make the transfer or payment directed by the employer, both

Form G.2444B-2                       (26)

             (a) any amounts exempt from the early withdrawal charge pursuant to Section B12.2, and

             (b) an amount equal to the remaining Separate Account Balance in that Investment Division multiplied by the applicable factor from the table below.

             Metropolitan will then withdraw the remaining Separate Account Balance in that Investment Division as the early withdrawal charge.

             If withdrawals are made from more than one Investment Division, the early withdrawal charge will be determine separately for each Investment Division.

                             1 or less                        .93
                             2 or less, but more than 1       .94
                             3 or less, but more than 2       .95
                             4 or less, but more than 3       .96
                             5 or less, but more than 4       .97
                             6 or less, but more than 5       .98
                             7 or less, but more than 6       .99
                             thereafter                      1.00

     B11.2 If no previous withdrawal has been made from any part of the Participant's Account Balance (whether in the Fixed Interest Account or the Separate Account) during a deposit year, other than to make transfers from or within the Separate Account, or to pay administrative charges, an amount up to 10% of the Participant's Fixed Interest Account Balance may be withdrawn, subject to the provisions of Section B9, without any early withdrawal charge being imposed.

Section B12. Annuity Purchases

     B12.1 If an election is made under this Contract to have the Participant's entire Account Balance applied to purchase an annuity, Metropolitan will require the following information

             (a) The social security number, date of birth and address of the Annuitant and, if applicable, the social security number, name, address and date of birth of any survivor Annuitant. Metropolitan has the right to require evidence, satisfactory to itself, of dates of birth. The Annuitant will be the Participant unless the annuity is purchased pursuant to Section B11, in which case the Annuitant will be designated by the Employer.

             (b) The form of annuity selected, which will be one of those set forth in Section B15 or any other form of annuity agreed upon by Metropolitan.

             (c) Whether annuity payments are to be made monthly, quarterly, semi-annually or annually.

Form G.2444B-2                       (27)

             (d) The purchase date of the annuity, which will be a date not less than 30 nor more than 180 days after the date Metropolitan receives the election along with all required information. If, however, the annuity is purchased by the Employer after the death of a Participant, the purchase date will be the date Metropolitan received due proof of the Participant's death. The purchase of an annuity for a Participant covered under the provisions of the next paragraph will be in accordance with such provisions.

             When any Participant has attained age 70 1/2, if the Annuitant is the Participant the purchase date of the annuity may be no later than the April 1 of the year following the later of (i) the year in which the Participant attains age 70 1/2 or (ii) the year in which the Participant retires or (iii) such later date as the Code may permit.

             Regardless of the mode of annuity payment chosen, the first annuity payment will be made as of the purchase date of the annuity.

             (e) The name and address of the person to whom annuity payments are to be made. The Employer will be the owner of any annuity purchased.

     B12.2 The Consideration for an annuity will be the amount applied pursuant to Section B9 or B11, to purchase the annuity, reduced by any applicable premium tax.

     B12.3 Metropolitan will determine the payment under the annuity as of the purchase date of the annuity by applying the Consideration to the rate set forth in Section B15 for the form of annuity selected by the Employer. If payments are to be made other than monthly, the amounts shown in Section B15 will be adjusted to the actuarially equivalent amounts for the frequency of payments elected. If the monthly rate of an annuity would be less than $50 (regardless of whether or not monthly annuity payments were elected), Metropolitan will have the right to refuse to make the annuity purchase and, instead, to pay to the Employer the amount that would otherwise be applied to purchase the annuity, before any reduction on account of premium tax.

     B12.4 If at the time of an annuity purchase Metropolitan has in effect for contracts in the same class as this Contract annuity purchase rates more favorable to the Employer than those set forth for purchase of annuities in Section A14, Metropolitan will apply the more favorable rates in place of those set forth in Section B14.

     B12.5 Metropolitan has the right as of any anniversary of the Issue Date to change the annuity purchase rates set forth in Section B14. No such change will apply to any annuity purchased with the Account Balance of any person who was a Participant under this Contract as of the day immediately preceding the effective date of any such change.

Form G.2444B-2                       (28)

     B12.6 Metropolitan will issue a certificate for delivery to each Employer that purchases an annuity. Such certificate will describe the annuity purchased by the Employer.

     B12.7 If there has been a misstatement as to any Annuitant, Metropolitan will not pay more annuity benefits than would have been provided if the correct information has been given. Any overpayment or underpayment of an annuity, together with interest, will be deducted from or added to , respectively, future annuity payments. The interest rate will be that used to determine the annuity purchase rates for the annuity purchased.

     B12.8 If Metropolitan is holding any Separate Account Balance on account of a Participant, the amounts applied to purchase an annuity under Section B13 will be combined with those applied to purchase an annuity under this Section A12, and only a single annuity will be purchased with the combined amounts.

Section B13. General Provisions

     B13.1 The Employer may change the person to whom annuity payments are to be made by notice to Metropolitan. Upon Metropolitan's receipt of the notice the change will take effect as of the date the notice was signed, but without prejudice to Metropolitan on account of any payment it made before it received the notice or so soon after such receipt that payment could not reasonably be stopped.

     B13.2 This Contract is the entire contract between the parties. The Contractholder's statements will be deemed representations and not warranties. No sales representative or other person, except an authorized officer of Metropolitan, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provision of this Contract or any certificate may be made effective on behalf of Metropolitan only by the authorized officer of Metropolitan.

     B13.3 The Employer's rights under this Contract are nontransferable and nonforfeitable to the extent permitted by law.

             The amounts payable under this Contract are equal to at least the minimums required by any applicable law.

     B13.4 Metropolitan has no obligation to inquire as to the authority of any payee to receive any payments made under this Contract or to inquire into or see to such payee's application of any amounts so paid. Any direction for a withdrawal must be in a form satisfactory to Metropolitan.

Form G.2444B-2                       (29)

     B13.5 All communications under this Contract and any amendment, modification or waiver of this Contract will be in writing. All payments and communications to Metropolitan shall be directed to its Designated Office. Metropolitan will not be deemed to have received a payment or communication until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communications will be deemed to have been received when actually received in accordance with such procedures.

     B13.6 Notwithstanding any provision in this Contract any amendment, modification or waiver of this Contract will be in writing. All payments and communications to Metropolitan shall be directed to its Designated Office. Metropolitan will not be deemed to have received a payment or communication until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communication will be deemed to have been received when actually received in accordance with such procedures.

     B13.7 The sole responsibility of the Contractholder is to serve as party to this Contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The Contractholder will have no responsibility to any Employer, Participant or Annuitant. Any obligations arising out of this Contract with respect to such persons will be Metropolitan's.

     B13.8 This Contract will cease upon Metropolitan's fulfillment of all its duties and obligations hereunder.

Form G.2444B-2                       (30)

Section B14. - Annuity Purchase Rates

             (a)  Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments to the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

          Annuitant 's Exact
          Age on Date of                          Monthly Annuity Payment
          Purchase of Annuity                     per $1,000 of Consideration
          -------------------                     ---------------------------
                  55                                        $3.85
                  56                                         3.91
                  57                                         3.98
                  58                                         4.05
                  59                                         4.12
                  60                                         4.19
                  61                                         4.27
                  62                                         4.36
                  63                                         4.45
                  64                                         4.54
                  65                                         4.64
                  66                                         4.75
                  67                                         4.86
                  68                                         4.99
                  69                                         5.1]
                  70                                         5.25

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant or his or her spouse is the Annuitant.

Form G.2444B-2                       (31)

            (b)  Joint and Survivor Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annuitants. Annuity payments due after the primary Annuitant' s death are a specified percentage, not greater than 100%, of the annuity payments due before the death of the primary Annuitant. No payments will be made after the death of the survivor Annuitant.

                             Monthly Annuity Payment to Male Primary Annuitant
                             per $1,000 of Consideration if Percentage of
     Annuitants' Exact       Monthly Annuity Payment Payable to Survivor
     Ages on Date of         Annuitant is:
                             ---------------------------------------------
     Purchase of Annuity*         50%        66 2/3%      75%     100%
     -------------------          ---        -------      ---     ----
         55 and 60               $3.68       $3.63       $3.60   $3.52
         60 and 55                3.83        3.72        3.67    3.52
         60 and 60                3.91        3.82        3.78    3.66

         60 and 65                3.97        3.91        3.87    3.78
         65 and 60                4.16        4.03        3.96    3.78
         65 and 65                4.26        4.15        4.30    3.94

         70 and 65                4.63        4.43        4.35    4.1]
         70 and 70                4.76        4.6]        4.54    4.35

      * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant' 5 age.

On request Metropolitan will furnish rates not shown above.

      * In each pair of ages, the first age is the primary Annuitant' 5 age and the second age is the survivor Annuitant '5 age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant and his or her spouse are the Annuitants.

Form G.2444-2                        (32)

             (c)  Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. If the Annuitant dies within the term certain period the commuted value of the remaining annuity payments will be paid to the Employer or to such other person or persons as the Employer may designate, if such payment is requested by the Employer. If the Employer does not request payment of the commuted value, annuity payments will continue, but in no event for more than 15 years after the death of the Annuitant. If more than 15 years remains of the term certain period, the remaining payments will be adjusted to the actuarially equivalent amounts to adjust for the decreased number of payment. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

     Annuitant's Exact         Monthly Annuity Payment per $1,000 of
     Ages on Date of           Consideration if Term Certain Period is:
                               ----------------------------------------
     Purchase of Annuity       10 Years                      15 Years
     -------------------       --------                      --------
             55                 $3.83                          $3.80
             57                  3.95                           3.9]
             58                  4.0]                           3.97
             59                  4.08                           4.03
             60                  4.15                           4.10

             61                  4.22                           4.17
             62                  4.31                           4.24
             63                  4.39                           4.3]
             64                  4.48                           4.39
             65                  4.57                           4.47

             66                  4.67                           4.55
             67                  4.77                           4.64
             68                  4.88                           4.73
             69                  4.99                           4.82
             70                  5.11                           4.92

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

This form is available only if the Participant or his or her spouse is the Annuitant.

Form G. 2444b - 2                    (33)

            (d) Term Certain Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity to the last payment before the expiration of the term certain period. The term certain period must be at least 5 years. If the Annuitant dies within the term certain period, the commuted value of the remaining annuity payments will be paid to the Employer or to such other person or persons as the Employer may designate, if such payment is requested by the Employer. If the Employer does not request payment of the commuted value, annuity payments will continue, but in no event for more than 15 years after the death of the Annuitant. If more than 15 years remains of the term certain period, the remaining payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.


                      Monthly Annuity Payment per $1,000 of
                      Consideration if Term Certain Period is:
                      ------------------------------------------
                      10 Years         15 Years         20 Years
                      --------         --------         --------

                       $9.37            $6.70            $5.37


On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Unless the Annuitant is the Participant the term certain period may not exceed 15 years.

Form G.2444B-2                       (34)

                                                                EXHIBIT 4(f)(ii)



Filed with Post-Effective Amendment No. 15 to this Registration Statement on Form N-4 on April 8, 1993.

                        (Logo of MetLife appears here)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State) in consideration of the deposits it receives under this contract, will pay the benefits of this contract according to its provisions. The contractholder and MetLife execute this contract in duplicate to take effect as of the contract date.

  -----------------------------------------------------------------------------
                                SPECIFICATIONS

   GROUP ANNUITY CONTRACT NUMBER             10623-4

   CONTRACT DATE

   CONTRACTHOLDER                            Trustee of the Metropolitan
                                             Group Annuity Contracts Trust

   ADMINISTRATIVE FEE                        None Initially, See item 7
 ------------------------------------------------------------------------------

  ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE: THE METROPOLITAN GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK AND STOCK INDEX DIVISIONS;, AND THE CALVERT SOCIALLY RESPONSIBLE DIVISION. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

By:__________________________    Metropolitan Life Insurance Company


_____________________________
Signature                        Nicholas D. Latrenta, Vice-President and
                                  Secretary

_____________________________
Title

                                 Robert G. Schwartz, Chairman of the Board,
                                  President and CEO
_____________________________
Witness

_____________________________    _______________________________
Date                             Registrar

_____________________________    _______________________________
City and State                   Date

                                 _______________________________
                                 City and State

           This contract is not eligible for dividends--see item 10.

                      PLEASE READ THIS CONTRACT CAREFULLY
                             See Index on Last Page

IRC Section 457 Group Multifunded Annuity Contract--Allocated

                                  Cover Page

Form G.2444 M (PPA)

1.   WHAT DO THE BASIC TERMS IN MY CONTRACT MEAN?

     "Annuitant" is a person for whom income payments are being made.

     "Contract Year" for the first year is measured from the contract date and continues to the last day of the month in which the contract anniversary occurs. Each new contract year begins on the first day of the next month. For example, if the contract date is May 15, 1995, the first contract year ends May 31,1996 and the second contract year begins June 1, 1996. The contract anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposits" are your payments to us under this annuity contract on behalf of participants.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like contract years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your contract. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "Participant" is any person who is eligible to participate in your plan. It does not include independent contractors who engage in the performance of service as that term is defined in Section 457 of the Code.

     "Participant's Account Balance" is the entire amount we hold under this contract for a participant. Accounts are for bookkeeping purposes only and give the participant no rights. You will be the sole owner of all participant account balances and will have the exclusive right to all contract benefits.

     "Plan" is any plan which meets the requirements of Section 457 of the Code. It does not include Rural Electric cooperatives as defined in Section 457 of the Code.

Form G.2444 M (PPA)                    1

     "We", "Us", and "Our" and "MetLife" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me" "My" and "I" refer to an employer that has established a plan pursuant to Section 457 of the Code and that has arranged with us to utilize this contract for the purchase of annuities under the plan. You may exercise all rights under this contract.

2. HOW ARE PARTICIPANT ACCOUNT BALANCES RECORDED AND WHO DO THOSE BALANCES BELONG TO?

     We will maintain records of any amount deposited under this contract on account of a participant.

     Any amounts in a participant's account balance are your property, subject only to the claims of your general creditors. Nothing in this contract is to be construed as giving any participant at any time a security interest in any participant account balance or as placing any participant account balance in trust with you for the benefit of any participant. Participant account balances are not collateral security for the payment of any benefits under any plan of yours and are available to you to meet your general obligations.

3. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CONTRACT?

     You choose how deposits are allocated among the Fixed interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen). Participants may directly choose how deposits are allocated, if your plan permits this.

     Annuity deposits may be made at any time while this contract is in effect. You must identify the participant on behalf of whom the deposit is made. All deposits should be sent to our designated office.

     We will accept under your contract amounts you deposit for each participant up to the annual and aggregate amount limitations of Section 457 of the Code. In addition, we have a lifetime maximum per participant for all deposits of $500,000. We may either return amounts which are above this limit or agree to take them (if the Code allows). We may change the maximum by telling you in writing at least 90 days in advance.

     We will not accept deposits for any participant until: (a) we receive your request that this contract be utilized for that person; and (b) we have entered that person's name on our records under this contract. We will not accept deposits under this contract for any participant who is not employed by you. We will not accept any deposits for a participant after you have made a withdrawal based on termination of employment of that participant under item 5(b) below.

Form G.2444 M (PPA)                    2

4.   CAN MY CONTRACT BE CANCELED?

     No. However, if we do not receive deposits for a participant account balance for over 36 consecutive months and the total of the participant's account balance is less than $2,000, we may, if permitted by law, cancel that participant's account balance by paying it to you.

5.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the name of the participant and the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500. Withdrawals from each participant's account balance are treated as separate withdrawals.

     If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     Contract withdrawal charges are imposed on each deposit for the first seven deposit years as shown in the following table.

                   ========================================
                              During Deposit Year
                      1   2   3   4   5   6   7   8 &
                                                  Beyond
                      7%  6%  5%  4%  3%  2%  1%  0%
                   ========================================

     To determine the withdrawal charge we treat the participant's account balance as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To do this, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual withdrawal to pay it may come from earnings.


     No contract withdrawal charge will apply:
     (a) To a full withdrawal of a participant's account balance made while the participant is disabled (as defined under the Federal Social Security laws).
     (b) To any withdrawal of a participant's account balance when such participant has terminated employment with you or retired (as verified in writing by you).
     (c) To any withdrawal that is the result of an unforeseen hardship encountered by a

Form G.2444 M (PPA)                    3
          participant (as verified in writing by you).

     (d) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (e)  To any withdrawal made under item 13 after a participant's death.

     (f) To any withdrawal made to provide to a participant income payments for life, or for a period of five years or more if the payment cannot be accelerated.

     In addition, the first withdrawal from a participant's account balance in a contract year will be exempt from the withdrawal charge to the extent of:
     (i) those deposits to which withdrawal charges no longer apply, and (ii) any extra amounts needed to make this exemption equal 10% of a participant's account balance (including earnings).

     For partial withdrawals, we pay you what you ask for and reduce the participant's account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

     Example of Withdrawals
     ----------------------

     Assume four deposits on behalf of a participant of $2,000 each allocated 50% to the Fixed interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. Assume no transfer or exchange deposits. You now ask for $3,500 from the Growth Division.

     To determine the charge we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the participant's account balance as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. The participant's Growth Division account balance is now $2,003.61, and the participant's total account balance is $7,383.61.

     If you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

     As required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

Form G.2444 M (PPA)                    4

6.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST  CREDITED TO IT?

     The Fixed Interest Account guarantees both principal and interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in a participant's Fixed Interest Account balance until the earliest of:

     (a)  the date of settlement on account of the participant's death, or

     (b) the dates the amounts are withdrawn or transferred to the Separate Account, or

     (c) the date you ask us to start making income payments to the participant.

     Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the first deposit year. A new interest rate will be declared for each new deposit year and will apply both to the original deposit and all earnings on that deposit. We may declare interest rates for one year periods starting on the date the deposit is received, instead of based on deposit years. If we do so we will tell you in advance. We will only do this for new deposits.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

     We may have one interest rate for deposits resulting from the tax-free transfer or exchange of Section 457 annuity money from other contracts and a different interest rate for other deposits.

7.   ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CONTRACT?

     The annual administrative fee, if any, for the first contract year is shown on the cover page. If none is shown and if an administrative fee will be charged for a future contract year, we will tell you in advance.

     At the end of each contract year, we will deduct a $20 administrative fee from each participant's Fixed Interest Account balance on a "first-in, first-out" basis from deposits and then from earnings, if the participant's account balance is less than $10,000 and no deposits were received on behalf of that participant during the contract year. The administrative fee will never exceed $20 per contract year per participant. If the participant's Fixed Interest Account balance is less than $20 at the end of a contract year, we will waive the fee. We will also waive any fee due when a participant's account balance is terminated. No administrative fee applies to the Separate Account.

     We may change the date on which the administrative fee is deducted to the contract

Form G.2444 M (PPA)                    5
     anniversary.  If we do so, we will tell you in advance.

8.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Fund portfolio at the end of the valuation period, adding any fund dividend or capital gain distribution during the valuation period, subtracting any per share charge for taxes and reserves for taxes, and dividing this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

Form G.2444 M (PPA)                    6

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

9.   CAN MONEY BE TRANSFERRED WITHIN THIS CONTRACT?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers by telling us and specifying which participant's account balance is to be transferred.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the participant's account balance. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed interest Account and will earn the current interest rate for new deposits.

10.  ARE DIVIDENDS PAYABLE UNDER MY CONTRACT?

     No. Your contract is nonparticipating and does not share in any distribution of our surplus.

11.  HOW CAN I GET INFORMATION ABOUT MY CONTRACT AND ITS VALUE?

     At least twice each contract year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your

Form G.2444 M (PPA)                    7
     contract.  If you need information at other times, please tell us.

     Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

12. CAN WE GUARANTEE AN INCOME FOR AS LONG AS AN ANNUITANT LIVES OR FOR A WIDE CHOICE OF OTHER PERIODS?

     Yes. We can make income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five YEARS, but not beyond the annuitant's life expectancy or the joint life expectancy if there is more than one payee. If the second payee is not the annuitant's spouse and has a longer life expectancy than the annuitant, Federal income tax rules may further limit the length of any guaranteed period.

     Other income plans which provide payments for a stated amount or a stated number of years are also available to the extent permitted by Federal income tax rules, under Code Section 401(a)(9) including Regulation 1.401
     (a)(9)-2. The amount of each payment under an income plan must be at least $50.

     When you buy an income plan we will withdraw the participant's account balance in a lump-sum to pay for it. Our payments will be at least equal to those that we would provide to a person in the same class under a single payment immediate annuity bought at the same time. In no case will payments be less than the guaranteed amounts shown on page 10, which are based on a 3% interest rate and the 1983 Individual Mortality Table a (Metropolitan Adjusted) and which are at least as high as those required by the laws of the state where this contract is delivered.

     We will begin making income payments at any date you choose after the contract date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to change the choice of income plans.

     If you do not choose an income plan for a participant by April 1 following the calendar year the participant attains age 70 1/2 or such later date as the Code may permit (if you request such a delay), we will automatically start income payments on that date for the participant's lifetime with a guarantee that payments will be made for at least 10 years (unless the participant's total account balance has been withdrawn or unless you have elected that the participant start to receive partial withdrawals in a manner that satisfies the Code).

     If any annuitant's date of birth is not correct on our records, we will adjust the income payments to agree with the correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require proof of age to be provided when income payments are to start. We may also require proof that the annuitant is still alive on the

Form G.2444 M (PPA)                    8
     due date of each income payment.

     As of the commencement date of the income plan, we will issue to you, for delivery to each annuitant, a certificate outlining the benefits payable under the income plan.

     You will be the owner of any income plan purchased.

13.  WHAT HAPPENS IF A PARTICIPANT DIES BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, we will pay the death benefit (as of the date of settlement) to the participant's beneficiary. The participant's beneficiary may instead elect to have this amount applied to purchase an income plan as described in item
     12. However, the payment period may not exceed the beneficiary's life or life expectancy, and payment must start no later than one year after death.

          The death benefit for each participant is the greatest of:

     a. The participant's entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee will be deducted), or

     b. The total deposits made (less any partial withdrawals) for that participant, or

     c. The highest account balance for that participant as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) anniversary of the first deposit on behalf of the participant occurred, less any later partial withdrawals and administrative fees deducted from the participant's account balance.

14.  WHAT HAPPENS IF AN ANNUITANT DIES AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the annuitant's beneficiary for the balance of the guaranteed period, if any, for the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If the annuitant's estate (or other non-individual) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum.

15.  DOES MY CONTRACT CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, your contract and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this contract. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.

Form G.2444 M (PPA)                    9

                          GUARANTEED ANNUITY BENEFITS
                          ---------------------------

--------------------------------------------------------------------------------
Annuitant's Exact        Monthly Income Payments Per $1,000 of Participant's
                         ----------------------------------------------------
Age on                               Account Balance
                                     ---------------
Date of Purchase     LIFE INCOME             TERM CERTAIN AND LIFE INCOME
of Income Plan                                IF TERM CERTAIN PERIOD IS:
--------------------------------------------------------------------------------
                                        10 YEARS      15 YEARS      20 YEARS
       55                 $3.85           $3.83         $3.80        $3.75
       56                 $3.91           $3.89         $3.85        $3.80
       57                 $3.98           $3.95         $3.91        $3.85
       58                 $4.05           $4.01         $3.97        $3.91
       59                 $4.12           $4.08         $4.03        $3.96
       60                 $4.19           $4.15         $4.10        $4.02
       61                 $4.27           $4.23         $4.17        $4.08
       62                 $4.36           $4.31         $4.24        $4.14
       63                 $4.45           $4.39         $4.31        $4.20
       64                 $4.54           $4.48         $4.39        $4.26
       65                 $4.64           $4.57         $4.47        $4.33
       66                 $4.75           $4.67         $4.55        $4.39
       67                 $4.86           $4.77         $4.64        $4.46
       68                 $4.99           $4.88         $4.73        $4.52
       69                 $5.11           $4.99         $4.82        $4.59
       70                 $5.25           $5.11         $4.92        $4.65
--------------------------------------------------------------------------------

JOINT AND SURVIVOR LIFE INCOME PLAN

--------------------------------------------------------------------------------
Annuitant's         Monthly Income Payment to Primary Annuitant per $1,000
                    ------------------------------------------------------
Exact Age on        of Participant's Account Balance if Percentage of Monthly
                    ---------------------------------------------------------
Date of Purchase    Income Payment Payable to the Survivor Annuitant is:
                    ----------------------------------------------------
of Income Plan*
--------------------------------------------------------------------------------
                        50%           66 2/3%         75%            100%
55 and 60              $3.68           $3.63         $3.60           $3.52
60 and 65              $3.83           $3.72         $3.67           $3.52
60 and 60              $3.91           $3.82         $3.78           $3.66
60 and 65              $3.97           $3.91         $3.87           $3.78
65 and 60              $4.16           $4.03         $3.96           $3.78
65 and 65              $4.26           $4.15         $4.10           $3.94
70 and 65              $4.61           $4.43         $4.35           $4.11
70 and 70              $4.76           $4.61         $4.54           $4.35
--------------------------------------------------------------------------------

*In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN
Monthly Income Payment per $1,000 of Participant's Account Balance if Term
--------------------------------------------------------------------------
Certain Period is:
------------------

         -----------------------------------------------
               10 YEARS     15 YEARS      20 YEARS
                $9.37        $6.70         $5.37
         -----------------------------------------------

Form G.2444 M (PPA)                 10

                                     INDEX

     Subject                                       Q&A #(s)        Page(s)
     -------                                       --------        -------
Account Balances                                         2              2
Administrative Fees                                      7              5
Age                                                     12              8
Allocation of Deposits                                   3              2
Cancellation                                             4              3
Computation of Values                                   12              8
Contract and Authority                                  15              9
Death Benefit                                       13, 14           9, 9
Definitions                                              1              1
Deposits                                                 3              2
Dividends                                               10              7
Fixed Interest Account                                   6              5
Income Payments                                         12              8
Information We Give You                                 11              7
Separate Account and Investment Divisions                8              6
Transfers                                                9              7
Withdrawals                                              5              3


                                    NOTICE

When you write to us, please give us your name, address and contract number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.


                         MULTIFUNDED ANNUITY CONTRACT

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                      PLEASE READ THIS CONTRACT CAREFULLY


Form G.2444 M (PPA)                   11

                                                              EXHIBIT 4 (f)(iii)



Filed with Post-Effective Amendment No. 15 to this Registration Statement on Form N-4 on April 8, 1993.

                        (Logo of MetLife appears here)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State) in consideration of the deposits it receives under this contract, will pay the benefits of this contract according to its provisions. The contractholder and MetLife execute this contract in duplicate to take effect as of the contract date.

  ------------------------------------------------------------------------------
                             SPECIFICATIONS
    GROUP ANNUITY CONTRACT NUMBER                 [10623-4]

    CONTRACT DATE

    CONTRACTHOLDER                                Trustee of The Metropolitan
                                                  Group Annuity Contracts Trust

    [ADMINISTRATIVE FEE                           None Initially, See Item [10]
  ------------------------------------------------------------------------------

  ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE:[THE METROPOLITAN GROWTH, INCOME, MONEY MARKET, DIVERSIFIED, AGGRESSIVE GROWTH, INTERNATIONAL STOCK AND STOCK INDEX DIVISIONS; THE FIDELITY GROWTH, OVERSEAS, EQUITY-INCOME, INVESTMENT GRADE BOND, MONEY MARKET AND
  ASSET MANAGER DIVISIONS; AND THE CALVERT SOCIALLY RESPONSIBLE AND ARIEL DIVISIONS]. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

By:__________________________  Metropolitan Life Insurance Company


_____________________________
Signature                      Nicholas D. Latrenta, Vice-President and
                               Secretary

_____________________________
Title
                               Robert G. Schwartz, Chairman of the Board,
                               President and CEO
_____________________________
Witness

_____________________________  _____________________________
Date                           Registrar

_____________________________  _____________________________
City and State                 Date

                               _____________________________
                               City and State

          This contract is not eligible for dividends--see item [9].

                      PLEASE READ THIS CONTRACT CAREFULLY
                            See Index on Last Page

IRC Section 457 Group Multifunded Annuity Contract--Allocated

                                  Cover Page


Form G.2444 M (PPA)

1.   WHAT DO THE BASIC TERMS IN MY CONTRACT MEAN?

     "Annuitant" is a person for whom income payments are being made.

     "Contract Year" for the first year is measured from the contract date and continues to the last day of the month in which the contract anniversary occurs. Each new contract year begins on the first day of the next month. For example, if the contract date is May 15, 1995, the first contract year ends May 31, 1996 and the second contract year begins June 1, 1996. The contract anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposits" are your payments to us under this annuity contract on behalf of participants.

     "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like contract years, except that deposit years are determined separately for each deposit).

     "Designated Office" is the administrative office servicing your contract. It is currently [the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010]. If we change it, we will tell you.

     "Funding Options" refer to [the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives].

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "Participant" is any person who is eligible to participate in your plan. It does not include independent contractors who engage in the performance of service as that term is defined in Section 457 of the Code.

     "Participant's Account Balance" is the entire amount we hold under this contract for a participant. Accounts are for bookkeeping purposes only and give the participant no rights. You will be the sole owner of all participant account balances and will have the exclusive right to all contract benefits.

Form G.2444 M (PPA)                    1

     "Plan" is any plan which meets the requirements of Section 457 of the Code. It does not include Rural Electric cooperatives as defined in Section 457 of the Code.

     "We", "Us", and "Our" and "MetLife" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" and "I" refer to an employer that has established a plan pursuant to Section 457 of the Code and that has arranged with us to utilize this contract for the purchase of annuities under the plan. You may exercise all rights under this contract.

2. HOW ARE PARTICIPANT ACCOUNT BALANCES RECORDED AND WHO DO THOSE BALANCES BELONG TO?

     We will maintain records of any amount deposited under this contract on account of a participant.

     Any amounts in a participant's account balance are your property, subject only to the claims of your general creditors. Nothing in this contract is to be construed as giving any participant at any time a security interest in any participant account balance or as placing any participant account balance in trust with you for the benefit of any participant. Participant account balances are not collateral security for the payment of any benefits under any plan of yours and are available to you to meet your general obligations.

3. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CONTRACT?

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen). Participants may directly choose how deposits are allocated, if your plan permits this.

     Annuity deposits may be made at any time while this contract is in effect. You must identify the participant on behalf of whom the deposit is made. All deposits should be sent to our designated office.

     We will accept under your contract amounts you deposit for each participant up to the annual and aggregate amount limitations of Section 457 of the Code. In addition, we have a lifetime maximum per participant for all deposits of [$500,000]. We may either return amounts which are above this limit or agree to take them (if the Code allows). We may change the maximum by telling you in writing at least 90 days in advance.

     We will not accept deposits for any participant until: (a) we receive your request that this contract be utilized for that person; and (b) we have entered that person's name on our records under this contract. We will not accept deposits under this contract for any participant who is not employed by you. We will not accept any deposits for a participant after you have made a withdrawal based on termination of employment of that participant under item [5(b)] below.

Form G.2444 M (PPA)                    2

[4.  CAN MY CONTRACT BE CANCELED?

     No. However, if we do not receive deposits for a participant account balance for over [36] consecutive months and the total of the participant's account balance is less than [$2,000], we may, if permitted by law, cancel that participant's account balance by paying it to you.]

[5.] CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the name of the participant and the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is [$500]. Any withdrawal will completely discharge our liability for the amount withdrawn. Withdrawals from each participant's account balance are treated as separate withdrawals.

     If you make a partial withdrawal from an investment division or the Fixed interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw other deposits and, finally, we will withdraw earnings, in each case, on a "first-in, first-out" (FIFO) basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay the withdrawal charge may come from earnings. The withdrawal charge for any deposit is based on the length of time it was in the contract as shown in the following table:

              ===================================================
                              During Deposit Year
                    1    2   3    4     5     6    7    8 &
                                                        Beyond
                    7%   6%  5%   4%    3%    2%   1%   0%
              ===================================================

     For partial withdrawals, we pay you what you ask for and apply the withdrawal charge by reducing the participant's account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage is 7% we divide by 93%). If the participant's account balance is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat your request as a request for a full withdrawal.

     For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

     [No contract withdrawal charge will apply:

     [(a) To a full withdrawal of a participant's account balance may be made without an

Form G.2444 M (PPA)                    3
          early withdrawal charge if you tell us of your intention to make such a full withdrawal and the participant's account balance is paid annually over four years ("systematic withdrawal") as follows:

          (i) 20% of the participant's account balance upon receipt of the request (however, if you already made a partial withdrawal from that participant's account balance in the same contract year, we will reduce this first installment by the amount of that partial withdrawal);

          (ii)  25% one year later;

          (iii) 33 1/3% two years later;

          (iv)  50% three years later; and

          (v)   the remainder four years later.

     [You may cancel the remaining withdrawal at any time, but if you do so, any new full withdrawal would be paid over a new four year period.]

     Full withdrawals over fewer than four years or for amounts in excess of the percentages shown above may be made, but the excess amount is subject to the withdrawal charges described above.]

     (b) To a full withdrawal of a participant's account balance made while the participant is disabled (as defined under the Federal Social Security laws).

     (c) To any withdrawal of a participant's account balance when such participant has terminated employment with you or retired (as verified in writing by you).

     (d) To any withdrawal that is the result of an unforeseen hardship encountered by a participant (as verified in writing by you).

     (e) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (f)  To any withdrawal made under item [13] after a participant's death.

     (g) To any withdrawal made to provide to a participant income payments for life, or for a period of five years or more if the payment cannot be accelerated.

     (h) To any withdrawal of a participant's account balance resulting from Plan termination, provided the account balance is rolled over into another contract or certificate issued by us or approved in advance by us.

     (i) To make direct transfers to any funding option permitted by the Plan and pre-approved by us.

     (j) of: (i) for any participant, [deposits to which withdrawal charges no longer apply] [those amounts, if any, that can be withdrawn without a withdrawal charge], and (ii) [upon your first withdrawal for that participant] in any contract year, [any extra amounts needed to make [this] [the] exemption equal [20%] [of the participant's account balance] [of any transfer or exchange amount deposited into the contract from other investment vehicles on a tax-free basis]]. For example, if a participant's account balance [from any transfer or exchange amount] is $20,000, the maximum amount that may be withdrawn under this provision in any contract year (assuming no prior withdrawals during that contract year) is [$4,000] (i.e.,[20%] of $20,000) [provided such withdrawal is the first withdrawal on behalf of the participant]. If the maximum amount is withdrawn on the first withdrawal, no further withdrawals are permitted under this provision during that contract year. If less than the maximum amount is taken on the first withdrawal (say $[2,000] or [10]% of the participant's [account balance] [transfer or exchange deposits]), then [subsequent

Form G.2444 M (PPA)                    4
          withdrawals without a withdrawal charge during the contract year will be permitted. If at the time of the next withdrawal within the same contract year the participant's account balance is $[19,000], then the maximum additional amount that may be withdrawn under this provision on behalf of that participant is $[1,900] (i.e. [10]% of $[19,000]). Thus, in this example, there would have been two withdrawals of [10]% each for a total of [20]% during the contract year.] [no further withdrawals will be permitted without a withdrawal charge during the contract year]. Any withdrawal of amounts in excess of the [20%] per contract year is subject to the withdrawal charges described above.]]

     (k)  At any other time, if we agree in writing that none will apply.]

     Except for systematic withdrawals and withdrawals pursuant to the exemptions above, any other withdrawal from the participant's account balance is subject to the withdrawal charges described above in item [5].

     Proof of these facts, as well as proof of the share of the account balance attributable to the participant, and proof of our share of plan money satisfactory to us must be given to us if we ask for it.

     To the extent required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this, except in an extreme emergency. we would, of course, credit interest during any delay.

     Example of Withdrawals
     ----------------------

     Assume four deposits on behalf of a participant of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. Assume no transfer or exchange deposits. You now ask for $3,500 from the Growth Division.

     To determine the charge we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the participant's account balance as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. The participant's Growth Division account balance is now $2,003.61, and the participant's total account balance is $7,383.61.

     If you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

Form G.2444 M (PPA)                    5

[6.]  WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

      The Fixed Interest Account guarantees both principal and interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

      Interest on amounts allocated to the Fixed Interest Account will be credited from the date they are received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in a participant's Fixed Interest Account balance until the earliest of:

      (a)  the date of settlement on account of the participant's death, or

      (b) the dates the amounts are withdrawn or transferred to the Separate Account, or

      (c) the date you ask us to start making income payments to the participant.

      Interest rates will be set by us from [from time to time] [as of each January 1, April 1, July I and October 1], but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when an amount is added to the Fixed Interest Account will be credited on that deposit until the last day of the [contract year in which it is added] [calendar year following the year in which it is added] [month in which the anniversary of that deposit occurs].

      Thereafter, we will set interest rates for these amounts (and earnings on them) on or before the first day of each [contract] [calendar] [deposit] year to be credited through the last day of such year.

      The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

      We may have one interest rate for deposits resulting from the tax-free transfer or exchange of Section 457 annuity money from other contracts and a different interest rate for other deposits.

[7.]  WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

      It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

      We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from this and from other contracts of ours.

      The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of

Form G.2444 M (PPA)                    6
     ours, our affiliates and other insurance companies.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, adding any Funding Options dividend or capital gain distribution during the valuation period, subtracting any per share charge for taxes and reserves for taxes, and dividing this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed [.000025905] per day (an effective annual rate of [.95%]) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office or they are transferred from the Fixed Interest Account. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Funding Options shares held in any investment division, the

Form G.2444 M (PPA)                    7
          shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

[8.] CAN MONEY BE TRANSFERRED WITHIN THIS CONTRACT?

     Yes. An unlimited number of transfers can be made [(with one exception below)] between investment divisions of the Separate Account, from an investment division to the Fixed interest Account, or from the Fixed Interest Account to an investment division. You can make transfers on behalf of each participant by telling us and specifying which participant's account balance is to be transferred. [Transfers from the Fixed Interest Account may be subject to a withdrawal charge described in item 5.] [However, only one transfer per contract year per participant can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the Fixed Interest Account balance may be transferred.]

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the participant's account balance. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

[9.] ARE DIVIDENDS PAYABLE UNDER MY CONTRACT?

     No. Your contract is nonparticipating and does not share in any distribution of our surplus.

[10.][ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CONTRACT?

     The annual administrative fee, if any, for the first contract year is shown on the cover page. If none is shown and if an administrative fee will be charged for a future contract year, we will tell you in advance.

     At the end of each contract year, we will deduct a [$20] administrative fee from each participant's Fixed Interest Account balance on a "first-in, first-out" basis from deposits and then from earnings, if the participant's account balance is less than [$10,000] and no deposits were received on behalf of that participant during the contract year. The administrative fee will never exceed [$20] per contract year per participant. If the participant's Fixed Interest Account balance is less than [$20] at the end of a contract

Form G.2444 M (PPA)                    8
      year, we will waive the fee. We will also waive any fee due when a participant's account balance is terminated. No administrative fee applies to the Separate Account.

      We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.]

[11.] HOW CAN I GET INFORMATION ABOUT MY CONTRACT AND ITS VALUE?

      At least [twice] each contract year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

      Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

[12.] CAN WE GUARANTEE AN INCOME FOR AS LONG AS AN ANNULTANT LIVES OR FOR A
      WIDE CHOICE OF OTHER PERIODS?

      Yes. We can make income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond the annuitant's life expectancy or the joint life expectancy if there is more than one payee. If the second payee is not the annuitant's spouse and has a longer life expectancy than the annuitant, Federal income tax rules may further limit the length of any guaranteed period.

      Other income plans which provide payments for a stated amount or a stated number of years are also available to the extent permitted by Federal income tax rules, under Code Section 401(a)(9) including Regulation 1.401(a)(9)-2. The amount of each payment under an income plan must be at least $50.

      When you buy an income plan we will withdraw the participant's account balance in a lump-sum to pay for it. Our payments will be at least equal to those that we would provide to a person in the same class under a single payment immediate annuity bought at the same time. In no case will payments be less than the guaranteed amounts shown on page [12], which are based on a 3% interest rate and the 1983 Individual Mortality Table a (Metropolitan Adjusted) and which are at least as high as those required by the laws of the state where this contract is delivered.

      We will begin making income payments at any date you choose after the contract date if you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to change the choice of income plans.

      If you do not choose an income plan for a participant by April 1 following the calendar year the participant attains age 70 1/2 or such later date as the Code may permit (if you request such a delay), we will automatically start income payments on that date for the

Form G.2444 M (PPA)                    9
      participant's lifetime with a guarantee that payments will be made for at least 10 years (unless the participant's total account balance has been withdrawn or unless you have elected that the participant start to receive partial withdrawals in a manner that satisfies the Code).

      If any annuitant's date of birth is not correct on our records, we will adjust the income payments to agree with the correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require proof of age to be provided when income payments are to start. We may also require proof that the annuitant is still alive on the due date of each income payment.

      As of the commencement date of the income plan, we will issue to you, for delivery to each annuitant, a certificate outlining the benefits payable under the income plan.

      You will be the owner of any income plan purchased.

[13.] WHAT HAPPENS IF A PARTICIPANT DIES BEFORE INCOME PAYMENTS START?

      After we receive proof of death and a properly completed claim form, we will pay the death benefit (as of the date of settlement) to the participant's beneficiary. The participant's beneficiary may instead elect to have this amount applied to purchase an income plan as described in item [12]. However, the payment period may not exceed the beneficiary's life or life expectancy, and payment must start no later than one year after death.

           The death benefit for each participant is the greatest of:

      a. The participant's entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply [and no administrative fee will be deducted]), or

      b. The total deposits made (less any partial withdrawals) for that participant, or

      c. The highest account balance for that participant as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) anniversary of the first deposit on behalf of the participant occurred, less any later partial withdrawals and administrative fees deducted from the participant's account balance.

[14.] WHAT HAPPENS IF AN ANNUITANT DIES AFTER INCOME PAYMENTS START?

      After we receive proof of death and a properly completed claim form, income payments will continue to the annuitant's beneficiary for the balance of the guaranteed period, if any, for the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If the annuitant's estate (or other non-individual) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such entity.

      After income payments start, we may require proof that the payee is alive on the due date of each income payment.

Form G.2444 M (PPA)                   10

[15.] DOES MY CONTRACT CONTAIN CERTAIN PROVISIONS THAT AFFECT ME?

      Yes, your contract and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this contract. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.

Form G.2444 M (PPA)                   11

                          GUARANTEED ANNUITY BENEFITS
                          ---------------------------

----------------------------------------------------------------------------------------------------------------------------------
Annuitant's Exact                             Monthly Income Payments Per $1,000 of Participant's
                                              ---------------------------------------------------
Age on                                                           Account Balance
                                                                 ---------------
Date of Purchase                            LIFE INCOME          TERM CERTAIN AND LIFE INCOME
of Income Plan                                                   IF TERM CERTAIN PERIOD IS:
----------------------------------------------------------------------------------------------------------------------------------
                                                                10 YEARS          15 YEARS            20 YEARS
     55                                        $3.85             $3.83             $3.80               $3.75
     56                                        $3.91             $3.89             $3.85               $3.80
     57                                        $3.98             $3.95             $3.91               $3.85
     58                                        $4.05             $4.01             $3.97               $3.91
     59                                        $4.12             $4.08             $4.03               $3.96
     60                                        $4.19             $4.15             $4.10               $4.02
     61                                        $4.27             $4.23             $4.17               $4.08
     62                                        $4.36             $4.31             $4.24               $4.14
     63                                        $4.45             $4.39             $4.31               $4.20
     64                                        $4.54             $4.48             $4.39               $4.26
     65                                        $4.64             $4.57             $4.47               $4.33
     66                                        $4.75             $4.67             $4.55               $4.39
     67                                        $4.86             $4.77             $4.64               $4.46
     68                                        $4.99             $4.88             $4.73               $4.52
     69                                        $5.11             $4.99             $4.82               $4.59
     70                                        $5.25             $5.11             $4.92               $4.65
----------------------------------------------------------------------------------------------------------------------------------

JOINT AND SURVIVOR LIFE INCOME PLAN

----------------------------------------------------------------------------------------------------------------------------------
Annuitant's                  Monthly Income Payment to Primary Annuitant per $1,000 of Participant's Account Balance if
                             -----------------------------------------------------------------------------------------------------
Exact Age on                 Percentage of Monthly Income Payment Payable to the Survivor Annuitant is:
Date of Purchase             --------------------------------------------------------------------------
of Income Plan*
----------------------------------------------------------------------------------------------------------------------------------
                                                 50%            66 213%               75%                100%
   55 and 60                                   $3.68             $3.63             $3.60               $3.52
   60 and 55                                   $3.83             $3.72             $3.67               $3.52
   60 and 60                                   $3.91             $3.82             $3.78               $3.66
   60 and 65                                   $3.97             $3.91             $3.87               $3.78
   65 and 60                                   $4.16             $4.03             $3.96               $3.78
   65 and 65                                   $4.26             $4.15             $4.10               $3.94
   70 and 65                                   $4.61             $4.43             $4.35               $4.11
   70 and 70                                   $4.76             $4.61             $4.54               $4.35
----------------------------------------------------------------------------------------------------------------------------------

*In each pair of ages the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN
Monthly Income Payment per $1,000 of Participant's Account Balance if Term
--------------------------------------------------------------------------
Certain Period is:
------------------

          -----------------------------------------------------------
               10 YEARS             15 YEARS           20 YEARS
                $9.37                 $6.70              $5.37
          -----------------------------------------------------------

Form G.2444 M (PPA)                        12

                                     INDEX

   Subject                                   Q&A #(s)  Page(s)
   -------                                   --------  -------
[Account Balances                                  2        2
Administrative Fees                               10        8
Age                                               12        9
Allocation of Deposits                             3        2
Cancellation                                       4        3
Computation of Values                             12        9
Contract and Authority                            15       11
Death Benefit                                 13, 14   10, 10
Definitions                                        1        1
Deposits                                           3        2
Dividends                                          9        8
Fixed Interest Account                             6        6
Income Payments                                   12        9
Information We Give You                           11        9
Separate Account and Investment Divisions          7        6
Transfers                                          8        8
Withdrawals                                        5       3]



                                    NOTICE
When you write to us, please give us your name, address and contract number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.


                         MULTIFUNDED ANNUITY CONTRACT

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                      PLEASE READ THIS CONTRACT CAREFULLY

Form G.2444 M (PPA)                     13

                                                            EXHIBIT 4(f)(iv)



Filed as Exhibit 4(b)(iii)(d) and (e) with Post-Effective Amendment No. 15 to this Registration Statement on Form N-4 on April 8, 1993.

                         [LOGO OF METLIFE APPEARS HERE]


                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)

  in consideration of the deposits it receives under this contract, will pay the benefits of this contract according to its provisions. The contractholder and MetLife execute this contract in duplicate to take effect as of the contract date.

  -------------------------------------------------------------------------
                                SPECIFICATIONS

   GROUP ANNUITY CONTRACT NUMBER             [10623-4]

   CONTRACT DATE

   CONTRACTHOLDER                            Trustee of the Metropolitan
                                             Group Annuity Contracts Trust

   [ADMINISTRATIVE FEE                       None Initially, See item [10]
  -------------------------------------------------------------------------

  ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE:[THE METROPOLITAN STOCK INDEX DIVISION; THE FIDELITY GROWTH, OVERSEAS, EQUITY-INCOME, INVESTMENT GRADE BOND, MONEY MARKET AND ASSET MANAGER DIVISIONS; AND THE CALVERT SOCIALLY RESPONSIBLE AND ARIEL DIVISIONS]. A DESCRIPTION OF EACH OF THESE DIVISIONS IS INCLUDED IN THE PROSPECTUS.

By:_________________________     Metropolitan Life Insurance Company

____________________________
Signature                        Nicholas D. Latrenta, Vice-President and
                                 Secretary
____________________________
Title

____________________________     Robert G. Schwartz, Chairman of the Board,
Witness                          President and CEO

____________________________     ____________________________
Date                             Registrar

____________________________     ____________________________
City and State                   Date

                                 ____________________________
                                 City and State

          This contract is not eligible for dividends--see item [9].

                      PLEASE READ THIS CONTRACT CAREFULLY
                            See Index on Last Page

IRC Section 457 Group Multifunded Annuity Contract--Allocated

                                  Cover Page
     Form G.2444 M (FFA)

1.  WHAT DO THE BASIC TERMS IN MY CONTRACT MEAN?

    "Annuitant" is a person for whom income payments are being made.

    "Contract Year" for the first year is measured from the contract date and continues to the last day of the month in which the contract anniversary occurs. Each new contract year begins on the first day of the next month. For example, if the contract date is May 15, 1995, the first contract year ends May 31, 1996 and the second contract year begins June 1, 1996. The contract anniversary will be May 15th.

    "Code" means the Internal Revenue Code.

    "Deposits" are your payments to us under this annuity contract on behalf of participants.

    "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like contract years, except that deposit years are determined separately for each deposit).

    "Designated Office" is the administrative office servicing your contract. It is currently [the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010]. If we change it, we will tell you.

    "Funding Options" refer to [the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives].

    "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

    "Participant" is any person who is eligible to participate in your plan. It does not include independent contractors who engage in the performance of service as that term is defined in Section 457 of the Code.

    "Participant's Account Balance" is the entire amount we hold under this contract for a participant. Accounts are for bookkeeping purposes only and give the participant no rights. You will be the sole owner of all participant account balances and will have the exclusive right to all contract benefits.

Form G.2444 M (FFA)                     1

    "Plan" is any plan which meets the requirements of Section 457 of the Code. it does not include Rural Electric cooperatives as defined in Section 457 of the Code.

    "We", "Us", and "Our" and "MetLife" refer to Metropolitan Life Insurance Company.

    "You", "Your", "Me", "My" and "I" refer to an employer that has established a plan pursuant to Section 457 of the Code and that has arranged with us to utilize this contract for the purchase of annuities under the plan. You may exercise all rights under this contract.

2. HOW ARE PARTICIPANT ACCOUNT BALANCES RECORDED AND WHO DO THOSE BALANCES BELONG TO?

    We will maintain records of any amount deposited under this contract on account of a participant.

    Any amounts in a participant's account balance are your property, subject only to the claims of your general creditors. Nothing in this contract is to be construed as giving any participant at any time a security interest in any participant account balance or as placing any participant account balance in trust with you for the benefit of any participant. Participant account balances are not collateral security for the payment of any benefits under any plan of yours and are available to you to meet your general obligations.

3. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CONTRACT?

    You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen). Participants may directly choose how deposits are allocated, if your plan permits this.

    Annuity deposits may be made at any time while this contract is in effect. You must identify the participant on behalf of whom the deposit is made. All deposits should be sent to our designated office.

    We will accept under your contract amounts you deposit for each participant up to the annual and aggregate amount limitations of Section 457 of the Code. In addition, we have a lifetime maximum per participant for all deposits of [$500,000]. We may either return amounts which are above this limit or agree to take them (if the Code allows). We may change the maximum by telling you in writing at least 90 days in advance.

    We will not accept deposits for any participant until: (a) we receive your request that this contract be utilized for that person; and (b) we have entered that person's name on our records under this contract. We will not accept deposits under this contract for any participant who is not employed by you. We will not accept any deposits for a participant after you have made a withdrawal based on termination of employment of that participant under item [5(b)] below.

Form G.2444 M (FFA)                     2

[4.  CAN MY CONTRACT BE CANCELED?

     No. However, if we do not receive deposits for a participant account balance for over [36] consecutive months and the total of the participant's account balance is less than [$2,000], we may, if permitted by law, cancel that participant's account balance by paying it to you.]

[5.] CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the name of the participant and the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is [$500]. Any withdrawal will completely discharge our liability for the amount withdrawn. Withdrawals from each participant's account balance are treated as separate withdrawals.

     There is a charge on withdrawals from the Fixed Interest Account with various exceptions explained below. There are no charges on withdrawals from an investment division.

     If you make a partial withdrawal from the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw other deposits and, finally, we will withdraw interest, in each case, on a "first-in, first-out" (FIFO) basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from the Fixed Interest Account. In determining what the withdrawal charge is, we do not include interest, although the actual money to pay the withdrawal charge may come from interest. The withdrawal charge for any deposit is based on the length of time it was in the contract as shown in the following table:


              --------------------------------------------------
                              During Deposit Year
                        1   2   3   4   5   6 & Beyond
                        7%  6%  5%  4%  3%  0%
              --------------------------------------------------

     A deposit in the Fixed Interest Account includes any transfers from the Separate Account. These are treated as being received as of the date of the transfer.

     For partial withdrawals from the participant's Fixed Interest Account we, pay you what you ask for and apply the withdrawal charge by reducing the Fixed Interest Account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage is 7% we divide by 93%). If the participant's Fixed Interest Account balance is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat your request as a request for a full withdrawal.

     For full withdrawals from the Fixed Interest Account we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting

Form G.2444 M (FFA)                     3
     amount as a withdrawal charge and pay you the rest.

     [No contract withdrawal charge will apply:

     [(a) To a full withdrawal of a participant's Fixed Interest Account may be made without an early withdrawal charge if you tell us of your intention to make such a full withdrawal and the participant's Fixed Interest Account is paid annually over four years ("systematic withdrawal") as follows:

          (i) 20% of the participant's Fixed Interest Account upon receipt of the request (however, if you already made a partial withdrawal from that participant's account balance in the same contract year, we will reduce this first installment by the amount of that partial withdrawal);

          (ii)   25% one year later;

          (iii)  33 1/3% two years later;

          (iv)   50% three years later; and

          (v)    the remainder four years later.

     [You may cancel the remaining withdrawal at any time, but if you do so, any new full withdrawal would be paid over a new four year period.]

     Full withdrawals from the Fixed Interest Account over fewer than four years or for amounts in excess of the percentages shown above may be made, but the excess amount is subject to the withdrawal charges described above.]

     (b) To a full withdrawal of a participant's account balance made while the participant is disabled (as defined under the Federal Social Security laws).

     (c) To any withdrawal of a participant's account balance when such participant has terminated employment with you or retired (as verified in writing by you).

     (d) To any withdrawal that is the result of an unforeseen hardship encountered by a participant (as verified in writing by you).

     (e) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.

     (f)  To any withdrawal made under item [13] after a participant's death.

     (g) To any withdrawal made to provide to a participant income payments for life, or for a period of five years or more if the payment cannot be accelerated.

     (h) To any withdrawal of a participant's account balance resulting from Plan termination, provided the account balance is rolled over into another contract or certificate issued by us or approved in advance by us.

     (i) To make direct transfers to any funding option permitted by the Plan and pre-approved by us.

     (j) of: (i) for any participant, [deposits to which withdrawal charges no longer apply] [those amounts, if any, that can be withdrawn without a withdrawal charge], and (ii) [upon your first withdrawal for that participant] in any contract year, [any extra amounts needed to make [this] [the] exemption equal [20%] [of the participant's Fixed Interest Account balance] [of any transfer or exchange amount deposited into the contract from other investment vehicles on a tax-free basis]]. For example, if a participant's Fixed Interest Account balance [from any transfer or exchange amount] is $20,000, the maximum amount that may be withdrawn under this provision in any contract year (assuming no prior withdrawals during that contract year) is [$4,000] (i.e.,[20%] of $20,000) [provided such withdrawal is the

Form G.2444 M (FFA)                     4
          first withdrawal on behalf of the participant]. If the maximum amount is withdrawn on the first withdrawal, no further withdrawals are permitted under this provision during that contract year. If less than the maximum amount is taken on the first withdrawal (say $[2,000] or [10]% of the participant's [Fixed Interest Account balance] [transfer or exchange deposits]), then [subsequent withdrawals without a withdrawal charge during the contract year will be permitted. If at the time of the next withdrawal within the same contract year the participant's Fixed Interest Account balance is $[19,000], then the maximum additional amount that may be withdrawn under this provision on behalf of that participant is $[1,900] (i.e. [10]% of $[19,000]). Thus, in this example, there would have been two withdrawals of [10]% each for a total of [20]% during the contract year.] [no further withdrawals will be permitted without a withdrawal charge during the contract year]. Any withdrawal of amounts in excess of the [20%] per contract year is subject to the withdrawal charges described above.]]
     (k)  At any other time, if we agree in writing that none will apply.]

     Except for systematic withdrawals and withdrawals pursuant to the exemptions above, any other withdrawal from the participant's Fixed Interest Account is subject to the withdrawal charges described above in item 5.]

     Proof of these facts, and proof of our share of plan money satisfactory to us must be given to us if we ask for it.

     To the extent required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this, except in an extreme emergency. We would, of course, credit interest during any delay.

     Example of Withdrawals
     ----------------------

     Assume four deposits of $2,000 each allocated 50% to the participant's Fixed Interest Account and 50% to the Growth Division of the Separate Account with the following account balance and applicable withdrawal charges:

     Deposit          1   2   3   4
     Charge           0%  3%  5%  7%
     Total Account Balance      $10,930
     Participant's Fixed Interest Account Balance   $ 5,380

     [Assume the [20%] free withdrawal had been taken previously.] You now ask for $2,000 from the participant's Fixed Interest Account.

     To determine the charge we first take the $1,000 deposit in the participant's Fixed Interest Account that can be withdrawn with no charge. We then take $1,000 from the second Fixed Interest Account deposit (with a 3% withdrawal charge) and divide this $1,000 by 97%. The result is $1,030.93. Since the total of these two numbers is $2,030.93, and you asked for $2,000, the extra $30.93 is the withdrawal charge. We take both the $2,000 and the $30.93 from the participant's Fixed Interest Account. A participant's Fixed Interest Account balance is now $3,349.07.

Form G.2444 M (FFA)                     5

     If you then take a full withdrawal from the participant's Fixed Interest Account, we multiply the remaining $969.07 from the third $1,000 Fixed Interest Account deposit by 5% ($48.45), and the fourth $1,000 Fixed Interest Account deposit by 7% ($70). No charge applies to the interest. Thus, we withdraw $118.45 as the withdrawal charge, and pay you the remaining $3,230.62.

[6.] WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both principal and interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on amounts allocated to the Fixed Interest Account will be credited from the date they are received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in a participant's Fixed Interest Account balance until the earliest of:
     (a)  the date of settlement on account of the participant's death, or

     (b) the dates the amounts are withdrawn or transferred to the Separate Account, or

     (c) the date you ask us to start making income payments to the participant.

     Interest rates will be set by us from [from time to time] [as of each January 1, April 1, July 1 and October 1], but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when an amount is added to the Fixed Interest Account will be credited on that deposit until the last day of the [contract year in which it is added] [calendar year following the year in which it is added] [month in which the anniversary of that deposit occurs].

     Thereafter, we will set interest rates for these amounts (and earnings on them) on or before the first day of each [contract] [calendar] [deposit] year to be credited through the last day of such year.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

     We may have one interest rate for deposits resulting from the tax-free transfer or exchange of Section 457 annuity money from other contracts and a different interest rate for other deposits.

[7.] WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged

Form G.2444 M (FFA)                     6
     with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from this and from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Option. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of ours, our affiliates and other insurance companies.

     We keep track of each investment division of the Separate Account separately using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, adding any Funding Options dividend or capital gain distribution during the valuation period, subtracting any per share charge for taxes and reserves for taxes, and dividing this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed [.000025905] per day (an effective annual rate of [.95%]) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office or they are transferred from the Fixed Interest Account. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

Form G.2444 M (FFA)                     7

          Examples of the changes to the Separate Account that we may make include:

     o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     o To substitute, for the Funding Options shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

[8.] CAN MONEY BE TRANSFERRED WITHIN THIS CONTRACT?

     Yes. An unlimited number of transfers can be made [(with one exception below)] between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make transfers on behalf of each participant by telling us and specifying which participant's account balance is to be transferred. [Transfers from the Fixed Interest Account may be subject to a withdrawal charge described in item 5.] [However, only one transfer per contract year per participant can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the Fixed Interest Account balance may be transferred.]

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the participant's account balance. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

[9.] ARE DIVIDENDS PAYABLE UNDER MY CONTRACT?

     No. Your contract is nonparticipating and does not share in any distribution of our surplus.

[10.][ARE ADMINISTRATIVE FEES DEDUCTED FROM MY CONTRACT?

     The annual administrative fee, if any, for the first contract year is shown on the cover page. If none is shown and if an administrative fee will be charged for a future contract year, we will tell you in advance.

Form G.2444 M (FFA)                     8

      At the end of each contract year, we will deduct a [$20] administrative fee from each participant's Fixed Interest Account balance on a "first-in, first-out" basis from deposits and then from earnings, if the participant's account balance is less than [$10,000] and no deposits were received on behalf of that participant during the contract year. The administrative fee will never exceed [$20] per contract year per participant. If the participant's Fixed Interest Account balance is less than [$20] at the end of a contract year, we will waive the fee. We will also waive any fee due when a participant's account balance is terminated. No administrative fee applies to the Separate Account.

      We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.]

[11.] HOW CAN I GET INFORMATION ABOUT MY CONTRACT AND ITS VALUE?

      At least [twice] each contract year, before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract. If you need information at other times, please tell us.

      Anytime you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

[12.] CAN WE GUARANTEE AN INCOME FOR AS LONG AS AN ANNUITANT LIVES OR FOR A
      WIDE CHOICE OF OTHER PERIODS?

      Yes. We can make income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond the annuitant's life expectancy or the joint life expectancy if there is more than one payee. If the second payee is not the annuitant's spouse and has a longer life expectancy than the annuitant, Federal income tax rules may further limit the length of any guaranteed period.

      Other income plans which provide payments for a stated amount or a stated number of years are also available to the extent permitted by Federal income tax rules, under Code Section 401(a)(9) including Regulation 1.401(a)(9)-2. The amount of each payment under an income plan must be at least $50.

      When you buy an income plan we will withdraw the participant's account balance in a lump-sum to pay for it. Our payments will be at least equal to those that we would provide to a person in the same class under a single payment immediate annuity bought at the same time. In no case will payments be less than the guaranteed amounts shown on page [12], which are based on a 3% interest rate and the 1983 Individual Mortality Table a (Metropolitan Adjusted) and which are at least as high as those required by the laws of the state where this contract is delivered.

      We will begin making income payments at any date you choose after the contract date if you tell us at least 30 days in advance. We will send you information and the necessary

Form G.2444 M (FFA)                     9
      forms to sign, upon receipt of your request at our designated office. Once income payments start, you will not be able to change the choice of income plans. If you do not choose an income plan for a participant by April 1 following the calendar year the participant attains age 70 1/2 or such later date as the Code may permit (if you request such a delay), we will automatically start income payments on that date for the participant's lifetime with a guarantee that payments will be made for at least 10 years (unless the participant's total account balance has been withdrawn or unless you have elected that the participant start to receive partial withdrawals in a manner that satisfies the Code).

      If any annuitant's date of birth is not correct on our records, we will adjust the income payments to agree with the correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require proof of age to be provided when income payments are to start. We may also require proof that the annuitant is still alive on the due date of each income payment.

      As of the commencement date of the income plan, we will issue to you, for delivery to each annuitant, a certificate outlining the benefits payable under the income plan.

      You will be the owner of any income plan purchased.

[13.] WHAT HAPPENS IF A PARTICIPANT DIES BEFORE INCOME PAYMENTS START?

      After we receive proof of death and a properly completed claim form, we will pay the death benefit (as of the date of settlement) to the participant's beneficiary. The participant's beneficiary may instead elect to have this amount applied to purchase an income plan as described in item [12]. However, the payment period may not exceed the beneficiary's life or life expectancy, and payment must start no later than one year after death.

          The death benefit for each participant is the greatest of:

      a. The participant's entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply [and no administrative fee will be deducted]), or

      b. The total deposits made (less any partial withdrawals) for that participant, or

      c. The highest account balance for that participant as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) anniversary of the first deposit on behalf of the participant occurred, less any later partial withdrawals and administrative fees deducted from the participant's account balance.

[14.] WHAT HAPPENS IF AN ANNUITANT DIES AFTER INCOME PAYMENTS START?

      After we receive proof of death and a properly completed claim form, income payments will continue to the annuitant's beneficiary for the balance of the guaranteed period, if any, for the income plan you selected. If the guaranteed period has already ended, no further payments will be made. If the annuitant's estate (or other non-individual) becomes

Form G.2444 M (FFA)                     10
      entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we use to set those payments, in a lump-sum to such entity.

      After income payments start, we may require proof that the payee is alive on the due date of each income payment.

[15.] DOES MY CONTRACT CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

      Yes, your contract and any riders and endorsements included in it make up your entire contract with us. We will never contest the validity of this contract. Changes in its provisions may only be made in writing by our President, Secretary, or a Vice-President. No provision may be waived or changed by any of our other employees, representatives or agents.

Form G.2444 M (FFA)                     11

                          GUARANTEED ANNUITY BENEFITS
                          ---------------------------

---------------------------------------------------------------------------------------
Annuitant's Exact             Monthly Income Payments Per $1,000 of Participant's
                              ---------------------------------------------------
Age on                                          Account Balance
                                                ---------------
Date of Purchase         LIFE INCOME        TERM CERTAIN AND LIFE INCOME
of Income Plan                              IF TERM CERTAIN PERIOD IS:
----------------------------------------------------------------------------------------
                                          10 YEARS         15 YEARS     20 YEARS
       55                    $3.85          $3.83            $3.80        $3.75
       56                    $3.91          $3.89            $3.85        $3.80
       57                    $3.98          $3.95            $3.91        $3.85
       58                    $4.05          $4.01            $3.97        $3.91
       59                    $4.12          $4.08            $4.03        $3.96
       60                    $4.19          $4.15            $4.10        $4.02
       61                    $4.27          $4.23            $4.17        $4.08
       62                    $4.36          $4.31            $4.24        $4.14
       63                    $4.45          $4.39            $4.31        $4.20
       64                    $4.54          $4.48            $4.39        $4.26
       65                    $4.64          $4.57            $4.47        $4.33
       66                    $4.75          $4.67            $4.55        $4.39
       67                    $4.86          $4.77            $4.64        $4.46
       68                    $4.99          $4.88            $4.73        $4.52
       69                    $5.11          $4.99            $4.82        $4.59
       70                    $5.25          $5.11            $4.92        $4.65
----------------------------------------------------------------------------------------

JOINT AND SURVIVOR LIFE INCOME PLAN

----------------------------------------------------------------------------------------
Annuitant's                  Monthly Income Payment to Primary Annuitant per $1,000
                             ------------------------------------------------------
Exact Age on                 of Participant's Account Balance if Percentage of Monthly
                             ---------------------------------------------------------
Date of Purchase             Income Payment Payable to the Survivor Annuitant is:
                             ----------------------------------------------------
of Income Plan*
----------------------------------------------------------------------------------------
                                  50%         66 2/3%        75%         100%
    55 and 60                    $3.68         $3.63        $3.60        $3.52
    60 and 55                    $3.83         $3.72        $3.67        $3.52
    60 and 60                    $3.91         $3.82        $3.78        $3.66
    60 and 65                    $3.97         $3.91        $3.87        $3.78
    65 and 60                    $4.16         $4.03        $3.96        $3.78
    65 and 65                    $4.26         $4.15        $4.10        $3.94
    70 and 65                    $4.61         $4.43        $4.35        $4.11
    70 and 70                    $4.76         $4.61        $4.54        $4.35
----------------------------------------------------------------------------------------

*In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN

Monthly Income Payment per $1,000 of Participant's Account Balance if
---------------------------------------------------------------------
Term Certain Period is:
-----------------------

               --------------------------------------------------------
                        10 YEARS         15 YEARS        20 YEARS
                         $9.37             $6.70           $5.37
               --------------------------------------------------------

Form G.2444 M (FFA)                   12

                                     INDEX

    Subject                                   Q&A #(s)          Page(s)
    -------                                   --------          -------
[Account Balances                                  2                 2
Administrative Fees                               10                 8
Age                                               12                 9
Allocation of Deposits                             3                 2
Cancellation                                       4                 3
Computation of Values                             12                 9
Contract and Authority                            15                11
Death Benefit                                  13,14            10, 10
Definitions                                        1                 1
Deposits                                           3                 2
Dividends                                          9                 8
Fixed Interest Account                             6                 6
Income Payments                                   12                 9
Information We Give You                           11                 9
Separate Account and Investment Divisions          7                 6
Transfers                                          8                 8
Withdrawals                                        5                3]



                                    NOTICE

When you write to us, please give us your name, address and contract number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.


                         MULTIFUNDED ANNUITY CONTRACT

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.

                      PLEASE READ THIS CONTRACT CAREFULLY

Form G.2444 M (FFA)                     13